UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐  Preliminary proxy statement
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☑  Definitive proxy statement
☐  Definitive additional materials
☐  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

BIOHEART, INC.
(Name of Registrant as Specified in Its Charter)

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13794 NW 4th Street
Suite 212
Sunrise, Florida 33325

June 24, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Bioheart, Inc., which will be held at Chispa Restaurant, 11500 NW 41st Street, Doral, Florida 33178 on Wednesday, July 30, 2008, at 9:00 a.m. EST. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the 2008 Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the 2008 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to vote by the Internet or by completing, dating, signing and promptly returning your proxy card. If you decide to attend the 2008 Annual Meeting, you will of course be able to vote in person, even if you have previously voted by the Internet or submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Bioheart.

Sincerely,

/s/  William M. Pinon
William M. Pinon
President and Chief Executive Officer

BIOHEART, INC.
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JULY 30, 2008

To the Shareholders of Bioheart, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Bioheart, Inc., a Florida corporation (the “Company”), will be held on Wednesday, July 30, 2008 at 9:00 a.m. EST, at Chispa Restaurant, 11500 NW 41st Street, Doral, Florida 33178, for the following purposes:

•	To elect nine members to the Company’s Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

•	To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

•	To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the common stock of the Company from 50,000,000 shares to 75,000,000 shares;

•	To consider and vote upon a proposal to establish the Bioheart Omnibus Equity Compensation Plan; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on Friday, June 6, 2008 are entitled to vote at the Annual Meeting or any adjournments thereof.

June 24, 2008
By Order of the Board of Directors,

/s/  Catherine Sulawske-Guck
Catherine Sulawske-Guck
Corporate Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY THE INTERNET OR COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. SHAREHOLDERS WHO VOTE BY THE INTERNET OR EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

i

ii

2008 ANNUAL MEETING OF SHAREHOLDERS
OF
BIOHEART, INC.

PROXY STATEMENT

July 30, 2008, 9:00 a.m. EST
Chispa Restaurant
11500 NW 41st Street
Doral, Florida 33178

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies from the holders of our common stock (the “Common Stock”) for use at our 2008 Annual Meeting of Shareholders, to be held at Chispa Restaurant, 11500 NW 41st Street, Doral, Florida 33178 on Wednesday, July 30, 2008, at 9:00 a.m. EST, or at any adjournment(s) or postponement(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

Our 2007 Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A (the “Annual Report”), is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date that this Proxy Statement and the related materials are first being sent to our shareholders is June 27, 2008. Shareholders should review the information provided herein in conjunction with our Annual Report. The complete mailing address, including zip code, of our principal executive offices is 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325 and our telephone number is (954) 835-1500.

PURPOSES OF THE MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1. The election of nine members to our Board of Directors to serve until our next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

3. To consider and vote upon a proposal to amend Article II of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), as amended, to increase the number of authorized shares of our Common Stock from 50,000,000 shares to 75,000,000 shares;

4. To consider and vote upon a proposal to establish the Bioheart Omnibus Equity Compensation Plan (the “Omnibus Plan”); and

5. Such other business as may properly come before the 2008 Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the nine nominees for director named below; (2) FOR the approval of and ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2008, (3) FOR the amendment of our Articles of Incorporation to increase the number of authorized shares of our Common Stock and (4) FOR the establishment of the Omnibus Plan.

In the event a shareholder specifies a different choice by Internet vote or by means of the enclosed proxy card, his or her shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons designated as proxies for the Annual Meeting will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote at the Annual Meeting?

You can vote or direct the voting of your shares of Common Stock if our records show that you owned the shares on Friday, June 6, 2008. A total of 14,447,138 shares of Common Stock can vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock. The enclosed proxy card shows the number of shares you can vote.

How can I vote at the Annual Meeting if I own shares in street name?

You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

What different methods can I use to vote?

By Written Proxy. All shareholders of record can vote by written proxy card. If you are a street name holder, you will receive a written proxy card from your bank or broker.

By Internet. All shareholders of record also can vote by the Internet, using the procedures and instructions described on the proxy card. Street name holders may vote by the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been recorded properly.

In Person. All shareholders of record may vote in person at the meeting. Street name holders may vote in person at the meeting if they have a legal proxy, as described above.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change or revoke your vote by:

•	giving our Secretary a written notice revoking your proxy card at or before the Annual Meeting;

•	delivering a later-dated proxy; or

•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. In addition, street holders without a legal proxy may not vote in person at the Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

How many votes must be present to hold the Annual Meeting?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting in person or by proxy.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum. A so called broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote by proxy even if you plan to attend the meeting.

What happens if I do not return a signed proxy card?

If you do not return a signed proxy card or vote by the Internet, the shares held in your name will not be voted (unless you attend and vote the shares at the Annual Meeting).

If you hold your shares through a broker and you do not provide your broker with specific instructions with respect to the proposal to elect directors or the proposal to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2008, your shares may be voted with respect to such proposals at your broker’s discretion.

Applicable rules governing the voting of shares held by brokers (or their nominees) for the account of other persons do not permit the broker to exercise discretion to vote such shares on certain non-routine matters without receiving instructions from the beneficial owner of the shares. Therefore, if you do not issue instructions to your broker, your broker is not allowed to exercise its voting discretion on the following, which are considered non-routine matters: approval of (i) the proposed amendment to our Articles of Incorporation and (ii) the establishment of the Omnibus Plan. Accordingly, if you return your broker voting instructions without specifying the vote you wish to make on any such matter, the shares held by your broker for your account will not be voted on the matter even if your broker submits a proxy on your behalf, producing a so-called “broker non-vote.” Under applicable law, broker non-votes are not considered entitled to vote on a matter. In addition, for purposes of determining if the necessary votes have been received for approval of a matter, broker non-votes will not be considered for purposes of determining the number of shares represented at the Annual Meeting and entitled to vote on the approval of the proposed amendment to our Articles of Incorporation and the establishment of the Omnibus Plan and, thus, determining if the requisite number of votes for approval of such proposals has been cast.

If you beneficially own shares that are held by someone other than a broker, you should inquire of that person as to its practices regarding voting such shares without your instructions. Generally, most such persons follow the same practice as brokers.

Will I have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the annual meeting?

No. Holders of our Common Stock will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the Annual Meeting.

Can I view your proxy materials electronically?

We have posted this Proxy Statement, our Annual Report and the form of proxy distributed by our Board of Directors on our website, www.bioheartinc.com, under the section entitled “Investor Relations.” Any other solicitation materials distributed on behalf of the Board of Directors will also be posted there. You also may use our website to view our other filings with the Securities and Exchange Commission.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, we may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. We will bear such costs, if any, which are not expected to exceed $5,000. Our officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on Friday, June 6, 2008 as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 14,447,138 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

Shareholders do not have the right to cumulate their votes for directors.

Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Bylaws, the nine persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock represented in person or by proxy at the Annual Meeting will be elected as directors (Proposal No. 1). Pursuant to the Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve and ratify the appointment of our independent registered public accounting firm (Proposal No. 2), the amendment of the Articles of Incorporation (Proposal No. 3) and the establishment of the Omnibus Plan (Proposal No. 4).

Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast “for” or “against” the election of any director (Proposal No. 1), the approval and ratification of our independent registered public accounting firm (Proposal No. 2), the amendment of the Articles of Incorporation (Proposal No. 3) and the establishment of the Omnibus Plan (Proposal No. 4).

If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at our offices, 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325, for a period of ten (10) days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

ELECTION OF DIRECTORS

(Proposal No. 1)

The size of our Board of Directors is currently set at ten members and there are currently ten persons serving on the Board of Directors. Pursuant to our Bylaws, the Board of Directors must consist of no less than nine and no more than twelve directors, with the exact number of directors to be determined from time to time by resolution duly adopted by the Board of Directors. Ms. Linda Tufts, who has served as a member of our Board of Directors since October 2004, was not nominated for re-election to the Board and, accordingly, immediately following the commencement of the Annual Meeting, the Company’s Board of Directors will be reduced to nine members.

Nine directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary by the Internet or written proxy card. Under Florida law and our Bylaws, the nine persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected to our Board of Directors. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be recommended by the Governance & Nominating Committee and designated by the Board of Directors. Each of the nine director nominees listed below, all of whom currently serve as members of our Board of Directors, has been recommended by the Governance & Nominating Committee of the Board of Directors.

The Board of Directors recommends a vote FOR the nine director nominees listed below:

Name	Age	Position

William M. Pinon	44	President, Chief Executive Officer and Director
Howard J. Leonhardt	46	Chairman of the Board and Chief Technology Officer
Samuel S. Ahn, M.D., MBA	54	Director
Bruce C. Carson	45	Director
Peggy A. Farley	61	Director
David J. Gury	69	Director
William P. Murphy, Jr., M.D.	84	Director
Richard T. Spencer III	72	Director
Mike Tomas	42	Director

Information About Director Nominees

WILLIAM M. PINON was appointed as our President and Chief Executive Officer in March 2007 and as a director in June 2007. He has nearly 20 years of operational and sales experience in the cardiovascular treatment industry. Prior to joining Bioheart, Mr. Pinon spent the previous four years at Cordis Corporation, a Johnson & Johnson company (Cardiology Division), where he served most recently, from May 2006 until February 2007, as Worldwide Vice President of Sales and Marketing for the cardiovascular business and the drug-eluting CYPHER® stent. In that position, he was responsible for all aspects of sales and marketing management for interventional cardiology products worldwide. He previously served, from January 2005 to April 2006, as General Manager and Vice President of the Cordis business unit, Biologics Delivery Systems, a company focused on the delivery of biologics to treat congestive heart failure. There he helped to develop the company into a fully-integrated business, and managed all aspects of sales and marketing, including profitability, company vision, and long-range strategic planning. Mr. Pinon also served, from January 2003 until December 2004, as Vice President of Commercial Operations for Cordis Cardiology, the business unit of Cordis focused on cardiovascular disease management. Prior to joining Cordis, Mr. Pinon worked for Centocor, Inc., also a Johnson & Johnson company, where he served as Executive Director of Sales for its cardiovascular business unit from August 2000 through December 2002, and before that for Boehringer Mannheim Corporation Therapeutics from March 1992 to February 1998, where he managed the congestive heart failure business. Mr. Pinon received a B.S. in Biology from the University of Oregon in 1988.

HOWARD J. LEONHARDT is the co-founder of Bioheart. He has served as our Chairman of the Board since our incorporation in August 1999 and as our Chief Technology Officer since March 2007. Mr. Leonhardt also served as our Chief Executive Officer from our inception through March 2007 and as our Executive Chairman from March 2007 until March 2008. In 1986, Mr. Leonhardt founded World Medical Manufacturing Corporation, or World Medical, and served as its Chief Executive Officer from 1986 until December 1998 when World Medical was acquired by Arterial Vascular Engineering, Inc., or AVE. AVE was acquired by Medtronic, Inc. in January 1999. Mr. Leonhardt was the co-inventor of World Medical’s primary product, the TALENT (Taheri-Leonhardt) stent graft system. From December 1998 until June 1999, Mr. Leonhardt served as President of World Medical Manufacturing Corporation, a subsidiary of Medtronic. Scientific articles written by Mr. Leonhardt have been published in a number of publications including Techniques in Vascular and Endovascular Surgery and the Journal of Cardiovascular Surgery. Mr. Leonhardt received a diploma in International Trade from the Anoka-Hennepin Technical College, attended the University of Minnesota and Anoka-Ramsey Community College and holds an honorary Doctorate Degree in Biomedical Engineering from the University of Northern California.

SAMUEL S. AHN, M.D., MBA, has served as a member of our Board of Directors since January 2001. Since April 2006, Dr. Ahn has served as the President of University Vascular Associates, a medical practice, and Vascular Management Associates, a healthcare management business. From July 1986 to April 2006, Dr. Ahn served as the Professor of Surgery in the Division of Vascular Surgery at UCLA, where he was also the Director of the Endovascular Surgery Program. Dr. Ahn is a member of the board of directors of several private companies. Dr. Ahn received an M.D. from Southwestern Medical School in Dallas in 1978 and a B.A. in biology from the University of Texas in 1974. He also received an M.B.A. from the UCLA Anderson School of Management in August 2004. Dr. Ahn serves on five vascular journal editorial boards, and has published over 125 peer-reviewed manuscripts, 50 book chapters, and five textbooks, including one of the first textbooks on endovascular surgery. During the past 15 years, he has provided consulting services to over 40 biomedical companies, both new and established, and has authored over 15 patents.

BRUCE C. CARSON has served as a member of our Board of Directors since January 2001. Since May 2001, Mr. Carson has served as the Vice President of Sales of FinishMaster, Inc., a company traded on the Pink Sheets, LLC, which specializes in the distribution of paints and products to the automotive and industrial refinishing industries. From 1987 until May 2001, Mr. Carson was President of Badger Paint Plus, Inc., a privately held distributor of paints and products, until Badger Paint Plus’ merger with FinishMaster, Inc. Mr. Carson is co-owner of the Southern Minnesota Express Hockey Club, a member of the North American Hockey League. Mr. Carson is also the founder and President of the Athletic Performance Academy in Eden Prairie, Minnesota, a privately held athletic training facility that has specialized in sports specific training for elite athletes since August 2004.

DAVID J. GURY has served as a member of our Board of Directors since July 2005. Since June 2004, Mr. Gury has served as the principal of Gury Consulting, LLC in Boca Raton, Florida. In May 1984, Mr. Gury joined Nabi Biopharmaceuticals, a publicly traded biopharmaceutical company that primarily develops products for hepatitis and transplant, gram-positive bacterial infections and nicotine addiction, as President and Chief Operating Officer. He was elected Chairman of the Board, Chief Executive Officer and President in April 1992 and served in such positions until his retirement in May 2004. Prior to joining Nabi Biopharmaceuticals, Mr. Gury was employed in various administrative and executive positions with Alpha Therapeutics Corporation, a spin off of Abbott Laboratories. From December 2003 until April 2008, Mr. Gury was a member of the board of directors of Oragenics, Inc., a publicly traded emerging biotechnology company, most recently serving as Chairman, to which he was elected in December 2004. In April 2005, Mr. Gury was appointed by Florida’s Governor Jeb Bush to serve as a Director on the Scripps Florida Funding Corporation Board and currently serves as Vice Chairman. Mr. Gury received an M.B.A. from the University of Chicago in 1962 specializing in accounting and finance and an A.B. in economics from Kenyon College, Gambier, Ohio, in 1960. Mr. Gury is Chairman of the Florida Research Consortium and past Chairman and a member of BioFlorida, Florida’s independent statewide bioscience organization.

PEGGY A. FARLEY has served as a member of our Board of Directors since January 2007. Ms. Farley was appointed to our Board as a representative of Ascent Medical Technology Fund II. Since January 1998, Ms. Farley has served as a managing director of the general partner and co-founder of the Ascent Medical Technology Funds. She is also the President and Chief Executive Officer of Ascent Capital Management, Inc. From 1984 until 1997, Ms. Farley was Chief Executive Officer of a set of firms that she developed as the locus for investment in the United States for non-US investors, engaging in venture capital investments, identifying and conducting acquisition transactions in the United States and South Asia as well as directing the management of private and corporate assets. From 1978 to 1984, she was with Morgan Stanley & Co. Incorporated, in the International Group of the Corporate Finance Division. Prior to joining Morgan Stanley, Ms. Farley served as consultant to U.S. corporations, including Avon, Ingersoll-Rand, Citibank, and Morgan Stanley. Her career in business began in the mid-1970s in Citibank’s Athens-based Middle East and North Africa Regional Office. She received an M.A. from Columbia University in 1972 and an A.B. from Barnard College in 1970. The agreement entered into between Mr. Leonhardt and Ascent Medical pursuant to which Mr. Leonhardt agreed to vote his shares in favor of a director candidate nominated by Ascent Medical terminated upon the consummation of our initial public offering.

WILLIAM P. MURPHY, JR., M.D., has served as a member of our Board of Directors since June 2003. Dr. Murphy founded Small Parts, Inc., a supplier of high quality mechanical components for design engineers, in 1964 and served as its Chairman until his retirement in April 2005. Small Parts, Inc. was acquired by Amazon.com, Inc. in March 2005. From October 1999 until October 2004, Dr. Murphy served as the Chairman and Chief Executive Officer of Hyperion, Inc., a medical diagnosis company which had an involuntary bankruptcy filed against it in December 2003. Dr. Murphy is the founder of Cordis Corporation (now Cordis Johnson & Johnson) which he led as President, Chairman and Chief Executive Officer at various times during his 28 years at Cordis until his retirement in October 1985. Cordis Johnson & Johnson is a leading firm in cardiovascular instrumentation. Dr. Murphy received an M.D. in 1947 from the University of Illinois and a B.S in pre-medicine from Harvard College in 1946. He also studied physiologic instrumentation at Massachusetts Institute of Technology, or MIT. After a two year rotating internship at St. Francis Hospital in Honolulu, he became a Research Fellow in Medicine at the Peter Bent Brigham Hospital in Boston where he was the dialysis engineer on the first clinical dialysis team in the United States. He continued as an Instructor in Medicine and then a research associate in Medicine at Harvard Medical School. Dr. Murphy is the author of numerous papers and owns 17 patents. He is the recipient of a number of honors, including the prestigious Lemelson-MIT Lifetime Achievement Award, the MIT Corporate Leadership Award, the Distinguished Service Award from North American Society of Pacing and Electrophysiology, and the Jay Malina Award from the Beacon Council of Miami, Florida.

RICHARD T. SPENCER, III has served as a member of our Board of Directors since December 2001. From April 1982 until July 1987, Mr. Spencer was President of the Marketing Division of Cordis Corporation (now Cordis Johnson & Johnson) and a member of its executive committee and a Vice President of Cordis Dow Corporation, a joint venture of the Dow Chemical Company and Cordis to manufacture hollow fiber dialysers and machinery for dialysis. Mr. Spencer was Chief Operating Officer and held other executive positions with World Medical from 1993 to January 1999. Mr. Spencer received a B.A. in Economics in 1959 from the University of Michigan. He has studied business theory, case studies and financial management while attending executive programs at the Stanford University School of Business, the University of Pennsylvania’s Wharton School of Business and the Clemson University School of Business. Between his University of Michigan studies and embarking on a career in healthcare, Mr. Spencer served in Europe with the U.S. Army Counter Intelligence Corps as a military intelligence analyst with top secret security clearance. Mr. Spencer is also the founder and a member of the board of directors of Viacor, Inc., a private company that is developing techniques for the percutaneous repair of heart mitral valves.

MIKE TOMAS has served as a member of our Board of Directors since April 2003. Mr. Tomas was appointed to our Board as a representative of The Astri Group. Since January 2001, Mr. Tomas has served as President of The Astri Group, an early-stage private equity investment company providing capital, business development and strategic marketing support to emerging private companies. Prior to this, Mr. Tomas was President of Apex Capital from June 2000 until January 2001, when the private equity investment company was acquired by The Astri Group. From 1984 until June 2000, Mr. Tomas was Chief Marketing Officer at Avantel-MCI, MCI Worldcom’s joint venture with Grupo Financiero Banamex. Mr. Tomas is also a member of the board of directors of several private companies. Mr. Tomas received an M.B.A. from the University of Miami in 2000 and a B.A. in Industrial

Organizational Psychology from Florida International University in 1990. The agreement entered into between Mr. Leonhardt and Astri Group pursuant to which Mr. Leonhardt agreed to vote his shares in favor of a director candidate nominated by Astri Group terminated upon the consummation of our initial public offering.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES LISTED ABOVE.

APPROVAL AND RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee has designated Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Grant Thornton served as our independent registered public accounting firm for the fiscal years ended December 31, 2007 and December 31, 2006.

The Audit Committee has considered whether Grant Thornton’s provision of services other than audit services is compatible with maintaining independence as the Company’s independent registered public accounting firm.

Although ratification by shareholders is not a prerequisite to the ability of the Audit Committee to select Grant Thornton as our independent registered public accounting firm, we believe such ratification to be desirable. Accordingly, shareholders are being requested to ratify, confirm and approve the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for the year ending December 31, 2008. If the shareholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee may select Grant Thornton notwithstanding the failure of the shareholders to ratify its selection. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

The Audit Committee selected Grant Thornton as the best firm to deliver independent audits in light of factors such as the auditor’s depth of experience, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2006 by Grant Thornton are as follows:

Types of Fees	2007	2006

Audit Fees(1)	$388,336	$260,694
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)	Represents the aggregate fees billed to us by Grant Thornton during the applicable fiscal year for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with consents and other services related to SEC matters, including our Registration Statement on Form S-1. The amount in 2006 includes the fees billed to us for the audit of our 2003, 2004 and 2005 consolidated financial statements. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit of the annual consolidated financial statements or the reviews of the interim financial statements.

Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

We believe that Grant Thornton has no direct or indirect financial interest in us or in any of our subsidiaries, nor has it had any connection with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee director, officer or employee.

We anticipate representatives of Grant Thornton will be present at the meeting of shareholders and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee has adopted, and our Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy pursuant to which the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence from us.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm and the Chief Financial Officer submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval:

(i) Audit Services: Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Audit Services also include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review as well as the attestation engagement for the independent registered public accounting firm’s report on management’s report on internal controls for financial reporting, once required.

(ii) Audit-Related Services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence related to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Services,” assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(iii) Tax Services: Tax services include services such as tax compliance, tax planning and tax advice; however, the Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the sole business purpose of which may be tax avoidance and treatment which may not be supported in the Internal Revenue Code and related regulations.

(iv) All Other Services: All other services are those permissible non-audit services that the Audit Committee believes are routine and recurring and would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence.

Prior to engagement, the Audit Committee pre-approves the services and fees of the independent registered public accounting firm within each of the above categories. During the year, it may become necessary to engage the independent registered public accounting firm for additional services not previously contemplated as part of the engagement. In those instances, the Audit and Non-Audit Services Pre-Approval Policy requires that the Audit Committee specifically approve the services prior to the independent auditor’s commencement of those additional services. Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee may delegate the ability to pre-approve audit and non-audit services to one or more of its members provided the delegate reports any pre-approval decision to the Audit Committee at its next scheduled meeting. As of the date hereof, the Audit Committee has not delegated its ability to pre-approve audit services.

All of the 2006 and 2007 fees paid to Grant Thornton described above were pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Report of the Audit Committee

The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board of Directors. In this oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has substantively discussed with the independent registered public accounting firm the firm’s independence from us and our management. The Audit Committee has also considered the compatibilities of non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee

David J. Gury, Chairman
William P. Murphy, Jr., M.D.
Linda Tufts

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL AND RATIFICATION OF GRANT THORNTON LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPROVAL OF
AMENDMENT TO THE ARTICLES OF INCORPORATION

(Proposal No. 3)

The Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 50,000,000 shares to 75,000,000 shares.

The Articles of Incorporation establishes the maximum number of shares of Common Stock that we may issue without obtaining additional shareholder approval. This is called authorized stock. For example, as of June 6, 2008, the Company had 50,000,000 shares of Common Stock authorized and 14,447,138 shares issued. As a result, we could have issued an additional 35,552,862 shares. If the amendment to the Articles of Incorporation had been adopted prior to such date, we could have issued an additional 25,000,000 shares, for a total of 60,552,862 shares available for issuance. In the interest of simplicity, the foregoing example ignores shares reserved for issuance upon exercise of stock options and warrants. As of June 6, 2008, 4,906,532 shares of Common Stock are reserved for issuance pursuant to outstanding stock options and warrants. As a result, we only have 30,646,330 shares of Common Stock available for future use without increasing the number of authorized shares.

Shares that have already been issued are referred to as “issued” or “issued and outstanding”. The difference between the total number of authorized shares and the number of issued shares is the number of shares that we may issue in the future without amending the Articles of Incorporation. Florida law and the rules and regulations of the NASDAQ may require shareholder approval of issuances under certain circumstances.

If the amendment to the Articles of Incorporation is approved, the additional authorized shares of Common Stock will have the same voting and other rights as all other shares of our Common Stock. Holders of Common Stock are not now, and will not be after this amendment, entitled to preemptive rights to purchase shares of any authorized Common Stock if additional shares are later issued.

Future issuances of shares of Common Stock or securities exercisable for or convertible into Common Stock (“Derivative Securities”) would have the effect of diluting the voting rights and could dilute equity and earnings per share of existing shareholders. In addition, the availability of additional shares of Common Stock for issuance could discourage or make more difficult efforts to obtain control of the Company. However, the Board of Directors’ purpose in recommending this proposal is not as an anti-takeover measure.

The Board of Directors believes that it is in the best interests of the Company to increase the number of authorized shares of Common Stock to provide us with the enhanced flexibility to, if the opportunity arises, issue and/or reserve for issuance additional shares of Common Stock and/or Derivative Securities in connection with one or more of the following types of transactions, among others:

•	public offerings or private placements for the purpose of generating additional working capital;

•	private placements for the purpose of satisfying certain of our existing and/or future liabilities and other obligations;

•	private placements for the purpose of acquiring intellectual property rights, businesses, products and/or product candidates that are perceived as complimentary to our business plan; and

•	registered or private issuances pursuant to the terms of our then effective equity compensation plan for the purpose of compensating directors, executive officers, employees and certain consultants.

We believe the approval of the proposed amendment to the Articles of Incorporation will generally enhance our ability to timely execute upon the types of transactions described above. Although we believe we have a sufficient amount of authorized capital to enable us to fulfill our existing contractual commitments and short term business plan, we believe the failure of the shareholders to approve the proposed amendment could adversely affect our ability to timely pursue one or more of the transactions described above and execute upon our long term business plan.

To Generate Additional Working Capital

To continue our business and develop our product candidates as planned, we need to secure additional capital as soon as possible. We are currently exploring a variety of financing alternatives, certain of which involve the issuance of Common Stock and/or Derivative Securities. Assuming a transaction were priced at the prevailing market price of the Common Stock as of the date of this Proxy Statement, we believe we currently have a sufficient amount of authorized Common Stock to complete an offering large enough to satisfy our projected cash needs for the foreseeable future. However, we realize that, among other things, the prevailing market price of our Common Stock may decrease, our projected need for future capital may increase and/or the amount of shares available for issuance may decrease in the future. Accordingly, we believe the approval of the proposed amendment will enhance our ability and provide us with the flexibility to quickly take advantage of financing opportunities as they may arise.

Depending upon the amount, structure and pricing of any offering of Common Stock and/or Derivative Securities for the purpose of generating capital, we may or may not need to secure additional shareholder approval of such a transaction.

To Satisfy Future or Existing Obligations

We currently have a substantial amount of debt and expect to incur significant, additional liabilities and obligations in the future. Even if we are successful in raising the capital required to finance our future operations, we expect to continue to explore methods of conserving our cash resources by offering some amount of Common Stock and/or Derivative Securities in satisfaction of future or existing liabilities or other obligations.

To Take Advantage of Strategic Business Opportunities

If we are presented with opportunities, we may seek to acquire additional intellectual property rights, businesses, products and/or product candidates that we perceive to be complimentary to our business plan. Given our current limited capital resources, our ability to consummate such transactions may depend in large part upon our ability to issue Common Stock and/or Derivative Securities.

To Compensate Our Employees, Directors and Consultants

We believe that equity-based compensation is an important tool to motive our employees, directors and consultants to seek growth in our business and to link increases in our long-term value to long-term financial rewards available to persons who contribute to such increases. In addition to the 5,503,339 shares of Common Stock subject to outstanding options and warrants or reserved for issuance under our existing option plans, at the Annual Meeting, we are seeking shareholder approval of the Omnibus Plan, including the reservation of 5,000,000 shares for issuance thereunder. Pursuant to the rules of the NASDAQ, we will be required to obtain shareholder approval of any future equity compensation plans or of any increase in the number of shares reserved for issuance under any of our existing equity compensation plans.

As of the date of this Proxy Statement, we do not have any definitive written or oral plans, commitments, arrangements, understandings or agreements regarding the issuance of our Common Stock or Derivative Securities except for issuances of Common Stock upon the exercise of outstanding options or warrants. However, we are currently exploring or considering exploring a number of financing and strategic opportunities which may involve the issuance of our Common Stock and/or Derivative Securities. We may enter into binding agreements with respect to or consummate one or more of such opportunities prior to or closely after the Annual Meeting. If we enter into a material agreement with respect to the issuance of our Common Stock and/or Derivative Securities, we anticipate that we will promptly disclose the material terms of such agreement. Depending upon the amount, structure and pricing of any agreement to issue our Common Stock and/or Derivative Securities, we may or may not need to secure additional shareholder approval of such a transaction.

The Board of Directors has unanimously authorized this amendment and voted to recommend it to our shareholders. If approved by the shareholders, the amendment will become effective upon the filing of Articles of Amendment with the Florida Secretary of State, which would occur as soon as practicable following the Annual Meeting.

We urge you to carefully review the text of the Articles of Amendment, a copy of which is attached as Appendix A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR”
THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION INCREASING
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

APPROVAL OF
ESTABLISHMENT OF THE OMNIBUS PLAN

(Proposal No. 4)

To enable us to attract, retain, and motivate key employees and directors and to reward the achievement of long-term goals through grants of a wider range of stock grants and derivatives than are currently permitted by our other equity compensation plans, the Board of Directors has approved, subject to shareholder approval, the establishment of the Omnibus Plan. Pursuant to the Omnibus Plan, we may grant restricted stock, incentive stock options, non-statutory stock options, stock appreciation rights, deferred stock, stock awards, performance shares, and other stock-based awards consisting of cash, restricted stock or unrestricted stock in various combinations to our employees, directors and consultants. The Board of Directors has authorized, subject to shareholder approval of the Plan, the reservation of 5,000,000 shares of Common Stock for issuance under the Omnibus Plan.

A summary of the Omnibus Plan is set forth below. We urge you to carefully review the text of the Omnibus Plan, as proposed to be adopted, a copy of which is attached to this Proxy Statement as Appendix B.

If the Omnibus Plan is approved by our shareholders, as soon as reasonably practicable after the Annual Meeting, we intend to register with the Securities and Exchange Commission the offers and sales of the shares of Common Stock that are the subject of grants pursuant to the Omnibus Plan.

The closing price of our Common Stock on the NASDAQ Global Market as of the close of business on the date preceding the Record Date was $3.05.

Summary of the Omnibus Plan

The following summary of the material features of our Omnibus Plan does not purport to be complete and is qualified in its entirety by reference to the specific language of our Omnibus Plan, enclosed herewith as Appendix B.

Background and Purpose

The general purpose of the Omnibus Plan is to provide a means to enable us to (i) attract and retain personnel of exceptional ability; (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation.

Eligibility

All of our directors, executives and employees, as well as any other persons whose participation the Compensation Committee determines is in our best interests (collectively, the “Participants”), are eligible to participate in the Omnibus Plan. There are approximately 40 directors, executives, and employees eligible to participate in the Omnibus Plan.

Shares Subject to Award under the Omnibus Plan

Subject to shareholder approval of the Omnibus Plan, the Board has reserved 5,000,000 authorized but unissued shares of Common Stock for issuance under the Omnibus Plan. If any awards granted pursuant to the Omnibus Plan expire unexercised or are forfeited, terminated, or settled in cash in lieu of Common Stock, the shares of Common Stock theretofore subject to such awards generally are again available for awards under the Omnibus Plan. The estimated market value of the shares of Common Stock authorized for issuance under the Omnibus Plan, if adopted as proposed herein, is $15.3 million as of the close of business on the date preceding the Record Date.

Administration of the Omnibus Plan

The Omnibus Plan is administered by the Compensation Committee, which currently consists of three members of our Board of Directors. See “Meetings and Committees of the Board — the Compensation Committee.” The Compensation Committee is authorized to interpret, construe and administer the Omnibus Plan and to adopt such rules, regulations and procedures of general application for the administration of the Omnibus Plan, as it deems appropriate. Each Participant receiving an award under the Omnibus Plan is required to enter into an agreement with us that sets forth the restrictions, terms, and conditions of the award (the “Award Agreement”). The Compensation Committee generally selects the Participants, the amount and form of each award to be issued under the Omnibus Plan and the restrictions, terms and conditions of each award as the Compensation Committee deems appropriate. The Compensation Committee is also responsible for correcting any defect or omission or reconciling any inconsistency in the Omnibus Plan or any Award Agreement.

Grant of Awards under the Omnibus Plan

Participants may receive a variety of stock options and awards under the Omnibus Plan.

Participants may purchase our Common Stock through stock options granted to them under the Omnibus Plan. An option entitles the optionee to purchase shares of Common Stock from us at the exercise price designated in the option. Two types of options, incentive stock options and non-qualified stock options, may be granted under the Omnibus Plan. The two types of options differ primarily in the tax consequences attending the exercise of an option and the disposition of the shares received upon exercise of an option.

Participants also may be granted stock appreciation rights, also known as “SARs,” independently of, or in relation to, an option. “Related SARs” are granted in relation to a particular option and can be exercised only upon the surrender to us, unexercised, of that portion of the option to which the SAR relates. The exercise of an SAR entitles the Participant to receive the excess of the “fair market value” of a share of Common Stock on the date of exercise over the exercise price of the related option.

Participants also may be awarded restricted stock (“Restricted Stock”), which is Common Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Common Stock until the terms and conditions of the award are met.

Awards under the Omnibus Plan may also be in the form of performance-based shares (“Performance Shares”), with each performance share representing such monetary amount as is approved by the Compensation Committee subject to such terms and conditions as the Compensation Committee deems appropriate.

Pursuant to the Omnibus Plan, we may also award to a Participant (i) rights to receive shares of Common Stock at a future time (“Deferred Stock”) and/or (ii) shares of Common Stock in exchange for compensation that has been earned or that is to be earned by such Participant (“Stock Awards”). A Restricted Stock Award Unit (a “Unit”) is one type of Deferred Stock that the participant may be awarded pursuant to the Omnibus Plan. A Unit entitles the holder thereof to, subject to vesting and/or performance requirements, receive shares of Common Stock.

In addition to the awards discussed above, the Omnibus Plan provides for the granting of other awards of Common Stock and awards that are valued in whole or part by reference to a share of Common Stock, including convertible preferred stock, preferred stock, convertible debentures, exchangeable securities, phantom stock, and book value stock awards and options, which awards may be either alone, in addition to or in tandem with other awards permitted under the Omnibus Plan (“Other Stock-Based Awards”). The Compensation Committee may approve conditions, restrictions, limitations, values and other terms applicable to Other Stock-Based Awards as it determines in its discretion.

Terms and Conditions of Awards

Options.  An option to purchase shares of Common Stock granted under the Omnibus Plan will either (a) qualify under Section 422 of the Code for treatment as an “incentive stock option” or (b) not qualify for treatment as an incentive stock option under Section 422 of the Code (a “non-qualified option”). An option may be granted alone or in addition to any other award under the Omnibus Plan and may be subject to a periodic vesting schedule. The Compensation Committee will select Participants to whom options will be granted and determine whether an option is an incentive stock option or a non-qualified stock option and the number of shares of Common Stock subject to each grant. All options granted under the Plan are subject to the applicable provisions of the Plan and the applicable Award Agreement and to such other provisions as the Compensation Committee may adopt.

By law, incentive stock options may only be granted to employees of the Company. No Participant may be granted incentive stock options (under the Omnibus Plan and any other equity plan of the Company) that are first exercisable in any calendar year for Common Stock having an aggregate fair market value (determined as of the date that the incentive stock option was granted) in excess of $100,000 and the limitations prescribed by Section 422(d) of the Code. The preceding annual limitation does not apply with respect to non-qualified stock options.

Subject to certain restrictions, the Compensation Committee determines the exercise prices, expiration dates and other material conditions relating to options awarded under the Omnibus Plan. For example, the option price of an incentive stock option or a non-qualified option may not be less than the “Fair Market Value” (as such term is defined in the Omnibus Plan) on the date the option is granted. In addition, in the case of an incentive stock option granted to a Participant who is a “Ten Percent Shareholder” (as such term is defined below), the option price may not be less than 110% of Fair Market Value on the date the option is granted. The term of an option will be such period of time as is fixed at the time of grant subject to the following limitations: (a) the term of an incentive stock option may not exceed ten years after the date of grant and (b) the term of an incentive stock option granted to a Ten Percent Shareholder may not exceed five years. The term will be described in the applicable Award Agreement.

An option may be exercised by giving written notice of exercise to us specifying the number of shares to be purchased. Such notice must be accompanied by payment in full of the exercise price in cash or if permitted by the terms of the governing Award Agreement by delivery of (a) a fully-secured, recourse promissory note or (b) shares of Common Stock already owned by the Participant. In its discretion, the Compensation Committee may permit Participants to simultaneously exercise an option, sell all or some of the shares of the Common Stock thereby acquired, and use the proceeds from such sale for payment of the exercise price.

Upon the termination of a Participant’s employment, vested options will remain exercisable for the period as may be specified by the Compensation Committee or in the Award Agreement. Notwithstanding the foregoing, pursuant to the terms of the Omnibus Plan, in the event a Participant’s employment is terminated for any reason other than disability, retirement or death, the exercise period cannot exceed three months following termination and, in the event a Participant’s employment is terminated for disability or retirement, the exercise period cannot exceed one year following termination.

Stock Appreciation Rights.  Awards of SARs may be made by the Compensation Committee under the Omnibus Plan in conjunction with awards of options (a “Related SAR”) or independent of any related option (an “Independent SAR”). An Independent SAR is a right to receive an amount payable either in Common Stock and/or cash equal to the appreciation in the Fair Market Value of our Common Stock for a predetermined number of shares over the period designated in the Award Agreement. The terms and conditions for such a SAR and its exercise (including, among other things, a Participant’s right to exercise the SAR upon termination) are determined by the Compensation Committee and will be set out in the Award Agreement. A Related SAR entitles the Participant to surrender the related option and receive in exchange therefor a payment in cash or shares of Common Stock having an aggregate value equal to the amount by which the Fair Market Value on the day of surrender exceeds the exercise price of the option multiplied by the number of shares acquirable under the surrendered option. A Related SAR is subject to the same terms and conditions as the related option and is vested and exercisable only if the option is vested and exercisable.

Restricted Stock.  Awards under the Omnibus Plan may be in the form of Restricted Stock. Restricted Stock may be granted along or in addition to any other award under the Omnibus Plan. The Compensation Committee shall determine the number of shares of Restricted Stock to be granted and may impose different terms and conditions on any particular grant. In consideration with each grant, the Compensation Committee shall determine: the purchase price, if any, to be paid for the Restricted Stock, the length of the restriction period, any service or performance restrictions applicable to the Restricted Stock, the schedule pursuant to which restrictions shall lapse, and if dividends or other distributions on the Restricted Stock are to be paid currently to the Participant or for the account of the Participant, subject to certain conditions.

Performance Shares.  Awards under the Omnibus Plan may be in the form of Performance Shares, including a requirement that the Participant forfeit such Performance Shares in the event certain performance criteria are not met within a designated period of time. Performance Shares may be granted alone or in addition to any other award under the Omnibus Plan. The Compensation Committee determines the number of Performance Shares to be granted to a Participant. The Compensation Committee may impose different terms and conditions on any particular Performance Shares granted to any Participant. Participants receiving grants of Performance Shares will only earn into and be entitled to payment in respect of such awards if we and the Participant achieve certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period are established by the Compensation Committee.

Deferred Stock.  Awards of Deferred Stock, including Units, may be made pursuant to the Omnibus Plan. Deferred Stock awards may contain such conditions as to vesting, the purchase price (if any) payable by the Participant, forfeiture, performance goals and other terms as the Compensation Committee determines. Deferred Stock may be granted alone or in addition to any other award under the Omnibus Plan. In general, upon the close of the deferral period specified in the Deferred Stock Award Agreement, the vested shares of Common Stock subject to the Agreement are issued to the Participant. The remaining shares, if any, awarded will either be forfeited or will continue to be subject to the terms and conditions set by the Compensation Committee. Among the types of Deferred Stock awards that may be made under the Omnibus Plan are Units. In general, a Unit represents a right to receive one share of Common Stock once any applicable vesting or other conditions or restrictions for the unit are met. This is similar to a Restricted Stock Award, except that the underlying shares of Common Stock are not issued to the Participant until all conditions for payment have been met.

Other Stock Awards.  The Omnibus Plan also provides for Stock Awards. The value of a Stock Award is determined by multiplying the number of shares awarded by the Fair Market Value of a share of Common Stock on the day of the award. The Compensation Committee may establish such conditions, restrictions and limitations on Stock Award as it determines in its sole discretion, and may cause a Stock Award at such time as the value represented thereby is to be paid to a Participant to be paid in cash or in the number of shares of Common Stock equal to such value divided by the Fair Market Value of a share on the date of payment.

Changes in Control of the Company

Under the provisions of the Omnibus Plan, if a “change in control” of the Company occurs, the Compensation Committee, in its discretion, may provide that (a) all options held by any person then unexercised and outstanding will become fully vested and exercisable, (b) all restrictions applicable to all Restricted Stock then outstanding will be deemed lapsed and satisfied, (c) all Performance Shares will be deemed to have been fully earned, (d) all Deferred Stock will be deemed to have vested and become payable, and (e) all restrictions applicable to Other Stock-Based Awards will be deemed to have lapsed.

In addition, the Compensation Committee may, in its discretion, provide that all outstanding options, Restricted Stock, Performance Shares, Stock Awards and Other Stock-Based Awards will be cashed out on the date of the occurrence (the “Occurrence Date”) of the “change in control” at the higher of (i) the highest sales price for a share of Common Stock reported by the NASDAQ and (ii) the highest purchase price paid or offered for a share of Common Stock in any transaction related to the “change in control” during the 60 day period preceding the Occurrence Date, except that with respect to incentive stock options and related SARs, the cash out price will be based only on the sales prices of Common Stock in transaction occurring on the Occurrence Date.

Suspension, Termination and Amendment of the Omnibus Plan

The Board of Directors, upon recommendation of the Compensation Committee or otherwise, may amend or terminate the Omnibus Plan, at any time and from time to time, in such respects as the Board of Directors may deem advisable, subject to the limitations that:

•	no such termination or amendment may be effected after the date of an occurrence of a “change in control” if the result would be to impair the rights of any Participant with respect to an outstanding award made to him or her;

•	no such amendment may, without shareholder approval:

•	alter the group of persons eligible to be Participants;

•	subject to limited exceptions, materially increase the number of shares of Common Stock available for the issuance of awards under the Omnibus Plan;

•	extend the period during which incentive stock options may be granted under the Omnibus Plan;

•	limit or restrict the powers of the Board of Directors or the Compensation Committee with respect to the administration of the Omnibus Plan; or

•	modify the requirement of shareholder approval with respect to the foregoing amendments; and

•	no amendment to or discontinuance of the Omnibus Plan or any provision thereof by the Board or the shareholders shall, without the written consent of the Participant, adversely affect any award previously granted to the Participant, except for the cancellation or forfeiture of awards if the Participant is terminated for cause or competes against us or any of our subsidiaries.

Federal Income Tax Consequences

The following discussion summarizes our understanding of the more significant federal income tax consequences associated with options granted under the Omnibus Plan. The tax consequences of receipt of any award under the Omnibus Plan may vary depending upon the particular circumstances and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the Participant or for us. A Participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the Participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “Holding Period Requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the Participant generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the Holding Period Requirement, the Participant will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code of 1984, as amended (the “Code”) and to certain reporting requirements.

Non-Qualified Options. The grant of a non-qualified option will not be a taxable event for the Participant or us. Upon exercising a non-qualified option, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the Participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

A Participant who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The Participant will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of

Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the Participant’s estate for estate tax purposes.

In the event a Participant transfers a non-qualified stock option to his or her ex-spouse incident to the Participant’s divorce, neither the Participant nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of a SAR under the Omnibus Plan. Upon exercising a SAR, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Restricted Stock. A Participant who is awarded Restricted Stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the Participant may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the Participant does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the Participant and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Performance Shares. The payment of an award of Performance Shares is taxable to a Participant as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Deferred Stock.  There are no immediate tax consequences of receiving an award of Deferred Stock under the Omnibus Plan. A Participant who is awarded Deferred Stock Units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such Participant at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Other Stock Awards. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we company with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Section 280(G). To the extent payments that are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. We intend for awards granted under the plan to comply with Section 409A of the Code. To the extent a Participant would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Restrictions on Resale

Shares of Common Stock acquired by Participants pursuant to the Omnibus Plan may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. If the Omnibus Plan is approved by the shareholders, we intend to file a Registration Statement on Form S-8 registering the 5,000,000 shares reserved for issuance under awards to be granted pursuant to the Omnibus Plan.

Awards Under the Omnibus Plan

Awards under the Omnibus Plan will be made at the discretion of the Compensation Committee. The Compensation Committee has not made any decisions on the amount and type of awards that are to be made under the Omnibus Plan to our employees, directors or consultants in future years. Accordingly, we cannot currently determine the benefits or amounts that will be received by or allocated to any of our officers, directors or employees under the Omnibus Plan.

Other Considerations

Future issuances of shares of Common Stock pursuant to the Omnibus Plan may have the effect of diluting the voting rights and could dilute equity and earnings per share of existing shareholders. In addition, the availability of additional shares of Common Stock for issuance upon exercise of options could discourage or make more difficult efforts to obtain control of the Company. However, our Board of Directors’ purpose in recommending this amendment is not as an anti-takeover measure.

Our Board of Directors believes that share ownership is an important factor in attracting, retaining and motivating experienced and qualified personnel for positions of substantial responsibility and encouraging such personnel to devote their best efforts to our business and financial success.

The Board of Directors has unanimously approved the Omnibus Plan and the reservation of 5,000,000 shares of Common Stock for issuance thereunder. If approved by the shareholders, the Omnibus Plan will become effective as of its adoption by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE OMNIBUS PLAN

CORPORATE GOVERNANCE

Director Independence and Family Relationships

We define an “independent” director in accordance with Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board, with the recommendation of the Governance & Nominating Committee, is responsible for affirmatively determining as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board and the Governance & Nominating Committee each review information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

Our Board of Directors, upon the recommendation of the Governance & Nominating Committee, has affirmatively determined that each of the following persons, are “independent” and has no relationship with us, except for serving as a member of our Board of Directors and holding our securities: Mr. Gury, Ms. Farley, Mr. Tomas and Ms. Tufts.

Family Relationships

Mr. Spencer, III, a member of our Board of Directors, is the father of Mr. Richard T. Spencer, IV, our Vice President of Clinical Affairs and Physician Relations.

Mr. Leonhardt, our Chairman of the Board and Chief Technology Officer, is the cousin of Scott Bromley, our Vice President of Public Relations, and the brother-in-law of Ms. Catherine Sulawske-Guck, our Vice President of Administration and Human Resources.

Other than as set forth above, there are no family relationships among our officers and directors.

Nominations for Directors

Our Governance & Nominating Committee is tasked with, among other things, assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Shareholders.

The Governance & Nominating Committee’s Charter provides that shareholder nominees to the Board of Directors will be evaluated using the same guidelines and procedures used in evaluating nominees nominated by other persons. In evaluating director nominees, the Governance & Nominating Committee will consider the following factors:

•	the appropriate size and the diversity of our Board;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	whether such person qualifies as an “audit committee financial expert” pursuant to the SEC Rules;

•	appreciation of the relationship of our business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

In identifying director nominees, the Governance & Nominating Committee will first evaluate the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service shall be considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Generally, the Governance & Nominating Committee strives to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from business and professional experience. In doing so, the Governance & Nominating Committee will also consider candidates with appropriate non-business backgrounds. If any member of the Board does not wish to continue in service or if the Governance & Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance & Nominating Committee will identify the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the Governance & Nominating Committee believes that a Committee-recommended nominee to the Board of Directors must possess, although the Governance & Nominating Committee may also consider such other factors as it may deem are in our and our shareholders’ best interests.

In its deliberations, the Governance & Nominating Committee is aware that our Board must, within one year of the date of our initial listing on the NASDAQ, be comprised of a majority of “independent” directors, as such term is defined by the NASDAQ Marketplace Rules. The Governance & Nominating Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

The Governance & Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance & Nominating Committee. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees. We reserve the right in the future to retain a third-party search firm, if necessary.

Communication with the Board of Directors

We have a Shareholder Communication Policy for shareholders wishing to communicate with various Board committees and individual members of the Board of Directors. Shareholders wishing to communicate with the Board of Directors, our Governance & Nominating Committee, and specified individual members of the Board of Directors can send communications to the Board of Directors and, if applicable, to the Governance & Nominating Committee or to specified individual directors in writing c/o William H. Kline, Chief Financial Officer,, Bioheart, Inc., 13794 NW 4th Street, Suite 212, Sunrise, FL 33125. We do not screen such mail and all such letters will be forwarded to the intended recipient.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a Code of Business Conduct and Ethics for directors, officers and employees and a Code of Ethics for our Chief Executive Officer and our Senior Financial Officers (the “Code of Ethics”). Both of these documents are available on our website at http://ir.bioheartinc.com/governance.cfm. Amendments to and waivers from the Code of Ethics will be disclosed on the website or on a Current Report on Form 8-K.

Director Attendance at Annual Meetings

We have not adopted a formal written policy regarding attendance by members of the Board of Directors at Annual Meetings of Shareholders. While members of our Board of Directors are not required to be present at our Annual Meetings, all members of our Board of Directors are welcome and encouraged to attend. Of the eight persons serving on our Board of Directors as of the date of our last annual meeting, seven were able to attend.

Legal Proceedings

There are no pending, material legal proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Directors are expected to attend meetings of the Board and any Board committees on which they serve. During the fiscal year ended December 31, 2007, our Board of Directors held 24 meetings and took eight actions by unanimous written consent. All directors, except for Dr. Ahn, attended 75% or more of the aggregate of all meetings of the Board of Directors and the Board committees on which he or she served during 2007.

Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Governance & Nominating Committee. The Board of Directors has adopted a written charter for each of these committees. The full text of these Committee charters are available on our website located at http://ir.bioheartinc.com/governance.cfm.

The following table describes the current members of each of the Board Committees:

Governance &
	Audit	Compensation	Nominating

William M. Pinon
Howard J. Leonhardt
Samuel S. Ahn, M.D.			X
Bruce Carson		X
David J. Gury*	Chair
Peggy A. Farley*		X	Chair
William P. Murphy, Jr., M.D.	X
Richard T. Spencer, III
Mike Tomas*		Chair	X
Linda Tufts*	X

*	Independent Directors

The Audit Committee

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements and corporate accounting practices, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function and independent auditors. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter.

The Board of Directors has determined that each member of our Audit Committee, other than Dr. Murphy, is independent under the NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the NASDAQ Marketplace Rules and Rule 10A-3(b)(1)(iv)(A) under the Exchange Act, the Audit Committee is not required to be comprised of three independent directors until October 2, 2008, the first anniversary of the effective date of our registration statement for our initial public offering, and we are relying upon this exemption. We do not believe that our reliance on this exemption from the independence requirements materially adversely affects the ability of our Audit Committee to act independently and to satisfy the other requirements of the SEC rules with respect to audit committees of public companies.

Since Ms. Tufts has not been nominated for re-election to the Board, the Board anticipates that, subject to his election to the Board, it will appoint Mr. Tomas to the Audit Committee immediately following the Annual Meeting.

The Board of Directors has determined that Mr. Gury qualifies as a “financial expert” as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002.

During the fiscal year ended December 31, 2007, our Audit Committee held four meetings and took two actions by unanimous written consent.

The Compensation Committee

The Compensation Committee’s primary objectives include making recommendations to the Board of Directors regarding the compensation of our directors, executive officers, non-officer employees and consultants and administering our employee stock option plans.

The Board of Directors has determined that each member of our Compensation Committee, other than Mr. Carson, is independent under the NASDAQ Marketplace Rules. Pursuant to the NASDAQ Marketplace Rules, the Compensation Committee is not required to be comprised of all independent directors until October 2, 2008, the first anniversary of the effective date of our registration statement for our initial public offering, and we are relying upon this exemption. We do not believe that our reliance on this exemption from the independence requirements materially adversely affects the ability of our Compensation Committee to act independently and to satisfy the other requirements of the SEC rules with respect to audit committees of public companies.

During the fiscal year ended December 31, 2007, our Compensation Committee held three meetings and took no actions by unanimous written consent.

The Governance & Nominating Committee

The primary objectives of our Governance & Nominating Committee include: (1) assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Shareholders; (2) overseeing the governance of the corporation including recommending to the Board Corporate Governance Guidelines; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board director nominees for each Board Committee.

The Board of Directors has determined that each member of our Governance & Nominating Committee, other than Dr. Ahn, is independent under the NASDAQ Marketplace Rules. Pursuant to the NASDAQ Marketplace Rules, the Governance & Nominating Committee is not required to be comprised of all independent directors until October 2, 2008, the first anniversary of the effective date of our registration statement for our initial public offering, and we are relying upon this exemption. We do not believe that our reliance on this exemption from the independence requirements materially adversely affects the ability of our Compensation Committee to act independently and to satisfy the other requirements of the SEC rules with respect to audit committees of public companies.

During the fiscal year ended December 31, 2007, our Governance & Nominating Committee held one meeting and took no actions by unanimous written consent.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without management. An executive session is generally held in conjunction with each regularly scheduled Board meeting.

Compensation Committee Interlocks and Insider Participation

During 2007, the members of our Compensation Committee include Mr. Tomas, who serves as Chairperson of the Compensation Committee, Mr. Carson and Ms. Farley. As described above, each of Mr. Tomas, Mr. Carson and Ms. Farley continue to serve on our Compensation Committee. No member of the Compensation Committee has been an officer or employee of ours at any time. Also, none of our executive officers serves, nor served in 2006 or 2007, on the board of directors or compensation committee of a company with an executive officer serving on our Board of Directors or Compensation Committee.

In connection with our private placement of 390,177 shares of our common stock in May 2007, we paid a fee of $150,000 to an entity affiliated with Ms. Farley. In August 2007, we also entered into a research agreement with another affiliate of Ms. Farley, pursuant to which we agreed to pay an aggregate fee of $150,000 for the research services contracted for. We paid $75,000 of this fee in 2007 and the balance is expected to be paid in 2008.

Except as described above, no person who served on our Compensation Committee in 2007 had any relationship requiring disclosure under Item 404 of Regulation S-K.

DIRECTOR COMPENSATION

Non-Employee Directors

In 2007, no compensation was awarded to, earned by or paid to our non-employee directors. In April 2008, we issued to each of our non-employee directors options to purchase 35,000 shares of our common stock at an exercise price of $5.25 per share. These options vested immediately upon issuance and expire on the tenth anniversary of the grant date.

The Compensation Committee intends to examine whether to adopt a more formal policy for director compensation in 2008 and beyond.

We reimburse non-employee directors for actual out-of-pocket expenses incurred.

Employee Directors

Currently, two of our directors are also employees of the Company and do not receive additional compensation for their services as a director.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The primary goals of our Compensation Committee with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives’ incentives with shareholder value creation. To achieve these goals, our Compensation Committee, with management’s input, recommends executive compensation packages to our Board of Directors that are generally based on a mix of salary, discretionary bonus and equity awards. Although our Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we believe it is important for these executives to have equity ownership in our company to provide them with long-term incentives to build value for our shareholders. Accordingly, we generally award our executive officers, other than our Chairman of the Board and Chief Technology Officer, initial option grants upon the commencement of their employment with us and ongoing option grants as circumstances warrant. Our Chairman of the Board and Chief Technology Officer owns a significant percentage of our outstanding common stock and, accordingly, we believe his interests are strongly aligned with the interests of our shareholders. We intend to implement and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals and value-creating milestones. We believe that performance and equity-based compensation are important components of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives.

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. The Compensation Committee develops our compensation plans by utilizing publicly available compensation data for national and regional companies in the biopharmaceutical industry and/or the South Florida market. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees as our company.

Our Compensation Committee may retain the services of third-party executive compensation specialists from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

Elements of Compensation

Our Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Compensation Committee believes are comparable with executives in other companies of similar size and stage of development operating in the biopharmaceutical industry and/or the South Florida market. The compensation received by our executive officers consists of the following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry and geographic market. Base salaries are reviewed at least annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In 2007, we appointed Mr. Pinon as our new Chief Executive Officer and agreed to pay him a base salary of $275,000 per year, subject to periodic adjustment. The base salaries of our other named executive officers were not adjusted in 2007.

Discretionary Annual Bonus.  In addition to base salaries, our Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. In 2007, the Compensation Committee did not award any cash bonuses. In 2006, the Compensation Committee awarded discretionary cash bonuses of $1,000 to each of our executive officers. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and for achieving what the Compensation Committee believes to be value-creating milestones. Our annual bonus, if any, is paid in cash in an amount reviewed and approved by our Compensation Committee. Each executive officer is eligible for a discretionary annual bonus up to an amount equal to 50% of such executive officer’s salary.

The Compensation Committee continues to examine whether to adopt a more formal process for discretionary annual bonuses in 2008. If adopted, the Compensation Committee expects to utilize annual incentive bonuses to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives will likely vary depending on the individual executive, but will relate generally to strategic factors such as establishment and maintenance of key strategic relationships, development of our product candidates, identification and advancement of additional product candidates, and to financial factors such as improving our results of operations and increasing the price per share of our common stock.

Long-Term Incentive Program.  At present, our long-term compensation consists primarily of stock options. Our option grants are designed to align management’s performance objectives with the interests of our shareholders. Our Compensation Committee grants options to key executives in order to enable them to participate in the long-term appreciation of our shareholder value, while personally feeling the impact of any business setbacks, whether Company-specific or industry based. We have not adopted stock ownership guidelines, and, other than for Mr. Leonhardt, our equity benefit plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company.

Since inception, we have granted equity awards to our executive officers through our Officers and Employees Stock Option Plan, which was adopted by our Board of Directors and shareholders to permit the grant of stock options to our officers and employees. The initial option grant made to each executive upon joining us is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options owned by other executives in comparable positions within our company and has established stock option targets for specified categories of executives. We believe this strategy is consistent with the approach of other development stage companies in our industry and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our shareholders over the long term.

We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates and, because we have not been a public company, we have not made equity grants in connection with the release or withholding of material non-public information. Authority to make equity grants to executive officers rests with our Compensation Committee, although our Compensation Committee does consider the recommendations of our Chairman of the Board for officers other than himself.

In 2007, we did not make any stock option grants to our named executive officers other than to our Chief Executive Officer. We granted our new Chief Executive Officer options to purchase 169,890 shares of our common stock upon the commencement of his employment in March 2007. These options have an exercise price of $8.47 per share and are scheduled to vest ratably over a four-year period.

In 2006, certain named executive officers were awarded stock options under our Officers and Employees Stock Option Plan. These equity awards included the grant of stock options and a warrant to purchase an aggregate of 471,058 shares of common stock to Mr. Bromley, our Vice President of Public Relations, pursuant to the terms of a letter agreement we entered into with Mr. Bromley in August 2006, or the Bromley Letter Agreement. Mr. Bromley was also issued 47,658 shares of our common stock pursuant to the Bromley Letter Agreement. Prior to entering the Bromley Letter Agreement, certain disputes had arisen between Mr. Bromley and us as to the number of stock options he had been awarded since he commenced his employment with us in December 1999. The shares, options and warrant granted to Mr. Bromley pursuant to the Bromley Letter Agreement were issued in settlement of any unpaid salary or other compensation for services provided to us by Mr. Bromley from December 1999 through August 2006 and in consideration for Mr. Bromley’s release of any claims he may have against us related to or arising from his employment or any compensation owed to him.

Other Compensation.  We maintain broad-based benefits that are provided to full-time employees, including health insurance, life and disability insurance, dental insurance and vision insurance. In 2006, we agreed to reimburse Mr. Bromley for federal and state income taxes he pays in connection with our issuance to him of 47,658 shares of our common stock pursuant to the terms of the Bromley Letter Agreement. The perquisite was negotiated as part of our settlement with Mr. Bromley and we do not anticipate providing similar perquisites to him or any of our executive officers on a going-forward basis.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this report.

THE COMPENSATION COMMITTEE

Mike Tomas, Chairperson
Bruce Carson
Peggy Farley

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2006 and December 31, 2007, the aggregate compensation awarded to, earned by or paid to Mr. Pinon and Mr. Leonhardt, both of whom served as our Chief Executive Officer in 2007, our Chief Financial Officer, and our two other most highly compensated executive officers who were serving at December 31, 2007 and whose total compensation was in excess of $100,000, or collectively, the Named Executive Officers.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal		Salary	Bonus	Stock Awards		Option Awards		All Other
Position	Year	($)	($)	($)		($)(1)		Compensation ($)		Total ($)

William M. Pinon(2)	2007	220,209	—	—		226,831	(3)	—		447,040
President & Chief
Executive Officer
Howard J. Leonhardt(4)	2007	150,000	—	—		—		—		150,000
Chairman of the Board	2006	150,000	1,000	—		—		—		151,000
and Chief Technology
Officer
William H. Kline(5)	2007	130,000	—	—		240,009	(6)	—		370,000
Chief Financial Officer	2006	50,000	1,000	—		6,000	(7)	—		147,000
Richard T. Spencer, IV	2007	129,615	—	—		69,996	(8)	—		199,611
Vice President of	2006	125,000	1,000	—		62,796	(9)	—		188,796
Clinical Affairs and
Physician Relations
Scott Bromley	2007	130,000	—	—		—		—		130,000
Vice President of	2006	130,000	1,000	366,429	(10)	2,928,000	(11)	153,000	(12)	3,578,429
Public Relations

(1)	Amount reflects the expensed fair value of stock options in 2007 and 2006, calculated in accordance with SFAS No. 123(R).

(2)	Mr. Pinon commenced his employment with us in March 2007.

(3)	Represents the 2007 expensed fair value of options to purchase 169,890 shares of our common stock granted March 7, 2007, with an exercise price of $8.47 per share. The options vest in four equal installments on each of March 7, 2008, March 7, 2009, March 7, 2010 and March 7, 2011.

(4)	Mr. Leonhardt served as our Chief Executive Officer during all of 2006 and from January through March 2007.

(5)	Mr. Kline commenced his employment with us in August 2006.

(6)	Represents the 2007 expensed fair value of options to purchase 154,445 shares of our common stock granted August 7, 2006, with an exercise price of $5.67 per share, vesting in four equal installments on each of August 7, 2007, August 7, 2008, August 7, 2009 and August 7, 2010.

(7)	Represents the 2006 expensed fair value of options to purchase 154,445 shares of our common stock granted August 7, 2006, with an exercise price of $5.67 per share, vesting in four equal installments on each of August 7, 2007, August 7, 2008, August 7, 2009 and August 7, 2010.

(8)	Includes the 2007 expensed fair value of (i) options to purchase 61,778 shares of our common stock granted October 1, 2004, with an exercise price of $5.67 per share, vesting in four equal installments on each of October 1, 2005, October 1, 2006, October 1, 2007 and October 1, 2008 and (ii) options to purchase 15,445 shares of our common stock granted April 19, 2006, with an exercise price of $5.67 per share, vesting in four equal installments on each April 19, 2007, April 19, 2008, April 19, 2009 and April 19, 2010.

(9)	Includes the 2006 expensed fair value of (i) options to purchase 61,778 shares of our common stock granted October 1, 2004, with an exercise price of $5.67 per share, vesting in four equal installments on each of October 1, 2005, October 1, 2006, October 1, 2007 and October 1, 2008 and (ii) options to purchase 15,445 shares of our common stock granted April 19, 2006, with an exercise price of $5.67 per share, vesting in four equal installments on each April 19, 2007, April 19, 2008, April 19, 2009 and April 19, 2010.

(10)	Relates to a grant of 47,658 shares to Mr. Bromley in accordance with the terms of the Bromley Letter Agreement.

(11)	Represents the expensed fair market value of (i) options to purchase 282,635 shares of our common stock granted August 24, 2006, with an exercise price of $5.67 per share and (ii) a warrant to purchase 188,423 shares of our common stock granted August 24, 2006, with an exercise price of $5.67 per share.

(12)	Relates to amounts paid to Mr. Bromley to reimburse him for federal and state income taxes due in connection with his receipt of 47,658 shares of our common stock in accordance with the Bromley Letter Agreement.

Bromley Letter Agreement

On August 24, 2006, we entered into the Bromley Letter Agreement with Mr. Bromley. Prior to entering into the Bromley Letter Agreement, certain disputes had arisen between Mr. Bromley and us as to the number of stock options awarded to Mr. Bromley and the amount of unpaid salary and other compensation owed to Mr. Bromley since he commenced his employment with us in December 1999. The shares, options and warrants granted to Mr. Bromley pursuant to the Bromley Letter Agreement were issued to settle the disputed items and in consideration of the officer’s release of any claims he may have against us related to arising from his employment or any compensation owed to him. Pursuant to the Bromley Letter Agreement:

•	we issued to Mr. Bromley 47,658 shares of our common stock and reimbursed him for federal and state income taxes he paid in connection with his receipt of such shares;

•	we granted to Mr. Bromley a fully-vested incentive stock option to purchase 282,635 shares of our common stock at an exercise price of $5.67 per share; and

•	we granted to Mr. Bromley a fully-vested warrant to purchase 188,423 shares of our common stock at an exercise price of $5.67 per share.

Pursuant to the Bromley Letter Agreement, we also agreed to pay Mr. Bromley an annual base salary of $130,000 for his continued provision of services as our Vice President of Public Relations. Mr. Bromley’s employment with us may be terminated by him or us at any time and for any reason. Other than this agreement, we do not have any employment agreements with any of our Named Executive Officers.

Grants of Plan Based Awards

In 2007, the Compensation Committee approved option awards under our Officers and Employees Stock Option Plan to Mr. Pinon upon the commencement of his employment in March 2007. We did not grant any other plan-based awards to our Named Executive Officers in 2007. Our Compensation Committee has not established guidelines for the grant of plan-based awards for 2008. Set forth below is information regarding awards granted during 2007.

All Other
Option Awards:
Number of
		Securities		Exercise Price of	Grant Date Fair
		Underlying		Option Awards	Value of Option
Name	Grant Date	Options (#)		($/per share)	Awards ($)

William M. Pinon	3/7/07	169,890	(1)	8.47	1,111,000

(1)	The options vest in four equal installments on each of March 7, 2008, March 7, 2009, March 7, 2010 and March 7, 2011.

Our Stock Option Plans

In December 1999, our Board of Directors and shareholders adopted our Officers and Employees Stock Option Plan, or the Employee Plan, and the Directors and Consultants Stock Option Plan, or the Directors Plan. The Employees Plan and the Directors Plan are collectively referred to herein as the Plans. The Plans are administered by the Compensation Committee. The objectives of the Plans include attracting and retaining key personnel by encouraging stock ownership in the Company by such persons.

Options Available for Issuance

There are an aggregate of 3,088,898 shares of common stock authorized for options grants under the Employee Plan and Director Plan. As of December 31, 2007, an aggregate of 895,532 shares of common stock were available for grant under the Plans. The options to be delivered under the Plans will be made available, at the discretion of the Compensation Committee, from authorized but unissued shares or outstanding options that expire or are cancelled. If shares covered by an option cease to be issuable for any reason such number of shares will no longer count against the shares authorized under the Plans and may again be granted under the Plans.

Material Terms of the Plans

The Employee Plan provides for the grant of options to employees and officers, and the Director Plan provides for the grant of options to directors, consultants and certain other non-employees. Only the Employee Plan permits the granting of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or the Code, and both Plans permit grants of “non-qualified” options (options that are not incentive stock options). As of the date of this prospectus, all options granted to employees under the Plans are incentive stock options and all options granted to persons other than employees are “non-qualified” options.

The Compensation Committee determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares that may be purchased under each option and the option price, as well as other terms in their discretion. However, in no event shall an option be exercisable after the expiration of 10 years from the date of the grant of the option. In addition, no person is entitled to be granted options to purchase more than an aggregate of 370,668 shares of our common stock pursuant to the Plans. Unless otherwise provided in any option agreement, each outstanding option shall become fully exercisable in the event of a “change in control” (as such term is defined in the Plans). In connection with a liquidation of the company or any merger, reorganization or similar corporate transaction in which we are not the surviving corporation and the successor corporation does not assume our outstanding options, the Compensation Committee or Board of Directors may cancel any options that remain unexercised effective as of the closing of such transaction.

Each option is evidenced by an option agreement. In granting options, the Compensation Committee takes into consideration the contribution the person has made to our success and such other factors as the Compensation Committee shall determine. The Plans provide for circumstances under which the options shall terminate.

The option price per share of any option shall be any price determined by the Compensation Committee but shall not be less than the par value per share; provided, that in no event shall the option price per share of any incentive stock option be less than the “Fair Market Value” (as determined under the Plans) of the shares underlying such option on the date the option is granted.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by our Named Executive Officers as of December 31, 2007.

	Number of Securities Underlying Unexercised
	Options and Warrants			Option Exercise	Option Expiration
Name	Exercisable (#)	Unexercisable (#)		Price	Date

William M. Pinon	—	169,890	(1)	$8.47	03/17/17
Howard J. Leonhardt	23,167	—		$5.67	12/31/11
	3,212	—		$5.67	12/31/15
William H. Kline	38,612	115,833	(2)	$5.67	08/07/16
Richard T. Spencer, IV	46,334	15,444	(3)	$5.67	10/01/14
	309	—		$5.67	12/31/15
	3,862	11,583	(4)	$5.67	04/09/16
Scott Bromley	61,778	—		$1.28	12/25/09
	25,947	—		$5.67	12/18/10
	309	—		$5.67	12/31/15
	282,635	—		$5.67	08/24/16
	188,423	—		$5.67	08/24/16

(1)	The options vest in four equal installments on each of March 7, 2008, March 7, 2009, March 7, 2010 and March 7, 2011.

(2)	The options vest in three equal installments on each of August 7, 2008, August 7, 2009 and August 7, 2010.

(3)	The options vest on October 1, 2008.

(4)	The options vest in three equal installments on each of April 19, 2008, April 19, 2009 and April 19, 2010.

Option Exercises

During the 2007 fiscal year, none of our Named Executive Officers exercised any options to purchase shares of our common stock.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of any of our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-In Control

We do not have any contract, agreement, plan or arrangement that provides for any payment to any of our Named Executive Officers at, following, or in connection with a termination of the employment of such Named Executive Officer, a change in control of the Company or a change in such Named Executive Officer’s responsibilities.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership(1) of our common stock as of June 1, 2008, for each of our greater than 5% shareholders, directors, Named Executive Officers and by all of our directors and executive officers as a group. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Bioheart, Inc., 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325.

			Options or
			Warrants
			Currently
			Exercisable or		Total
			Exercisable within		Common Stock
			60 days		and
	Common		for Shares of		Common Stock	Percentage of
Name	Stock (#)		Common Stock		Based Holdings	Class (%)(2)

Howard J. Leonhardt	4,727,571	(3)	128,315	(4)	4,855,886	33.3
William M. Pinon	—		42,473	(5)	42,473		*
William H. Kline	—		38,612	(6)	38,612		*
Richard T. Spencer, IV	5,071		54,366	(7)	59,437		*
Scott Bromley	47,658		559,092	(8)	606,750	4.0
Samuel S. Ahn, M.D.	172,979		155,160	(9)	328,139	2.2
Bruce Carson	208,501		170,912	(10)	379,413	2.6
David J. Gury	9,267		12,356	(11)	21,623		*
Peggy A. Farley	509,410	(12)	35,000	(13)	544,410	3.8
William P. Murphy, M.D.	74,134	(14)	88,286	(15)	162,420	1.1
Richard T. Spencer, III	18,535		178,637	(16)	197,172	1.3
Mike Tomas	354,340	(17)	47,356	(18)	401,696	2.8
Linda Tufts	—		35,000	(19)	35,000		*
Directors and Executive Officers as a group (13 persons)	6,127,466		1,580,565		7,708,031	48.1

*	Represents less than 1% of the total number of shares of common stock outstanding.

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 15, 2008 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from June 1, 2008 have been exercised.

(2)	Applicable percentage ownership is based on 14,447,138 shares of Common Stock outstanding as of June 1, 2008.

(3)	Shares are directly and jointly held by Mr. Leonhardt and his spouse.

(4)	Includes (i) 26,379 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share and (ii) 81,548 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share. Does not include 101,935 shares issuable upon the exercise of warrants at an exercise price of $7.69 per share that are not subject to exercise within 60 days.

(5)	Consists of 42,473 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $8.47 per share. Does not include 127,417 shares issuable upon the exercise of stock options at an exercise price of $8.47 per share that are not subject to exercise within 60 days.

(6)	Consists of 38,612 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share. Does not include 115,833 shares issuable upon the exercise of stock options at an exercise price of $5.67 per share that are not subject to exercise within 60 days.

(7)	Consists of 54,366 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share. Does not include 23,166 shares issuable upon the exercise of stock options at an exercise price of $5.67 per share that are not subject to exercise within 60 days.

(8)	Consists of (i) 61,778 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $1.28 per share, (ii) 308,891 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share and (iii) 188,423 shares issuable upon the exercise of a vested warrant at an exercise price of $5.67 per share.

(9)	Consists of (i) 41,701 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $2.83 per share, (ii) 72,281 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (iii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share and (iv) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share. Does not include 34,751 shares issuable upon the exercise of warrants at an exercise price of $7.69 per share that are not subject to exercise within 60 days.

(10)	Consists of (i) 129,734 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share and (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share.

(11)	Includes (i) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share and (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share.

(12)	Includes (i) 42,010 shares over which Ms. Farley has voting power, (ii) 77,223 shares owned by Ascent Medical Technology Fund, LP, over which Ms. Farley has shared voting and investment power and (iii) 390,177 shares owned by Ascent Medical Technology Fund II, LP, over which Ms. Farley has shared voting and investment power.

(13)	Consists of 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share.

(14)	Shares are directly owned by trusts controlled by Dr. Murphy and his spouse.

(15)	Includes (i) 12,356 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 34,752 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share and (iv) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share.

(16)	Includes (i) 67,957 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 69,502 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share and (iv) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share.

(17)	Shares are held by the Astri Group, LLC, over which Mr. Tomas has shared voting and investment power.

(18)	Includes (i) 6,178 shares issuable upon the exercise of presently exercisable stock options issued in the name of the Astri Group, LLC at an exercise price of $5.67 per share, over which Mr. Tomas has shared voting and investment power, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options issued in the name of the Astri Group, LLC at an exercise price of $7.69 per share, over which Mr. Tomas has shared voting and investment power and (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share.

(19)	Consists of 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten (10%) percent beneficial owners have been complied with during the year ended December 31, 2007 and through the date hereof except for one late Form 4 filed by Mr. Leonhardt.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Bank of America Financing

On June 1, 2007, or the Closing Date, we entered into a $5 million loan with Bank of America (the “Bank of America Loan”). The Bank of America Loan was originally scheduled to mature on January 31, 2008; however, upon the agreement of the parties, the maturity date has been extended until June 1, 2008. We did not pledge any assets to Bank of America as security for this loan.

However, on the Closing Date, Mr. and Mrs. Leonhardt provided a $1.1 million limited personal guarantee of the Bank of America Loan and pledged securities accounts with Bank of America to back-up this limited personal guarantee. As discussed below, in October 2007, Mr. and Mrs. Leonhardt guaranteed additional portions of this loan. Two of our other directors, including Dr. William Murphy and Mr. Richard Spencer, III, or the Director Guarantors, each provided collateral on the Closing Date valued at $750,000 and $1.5 million, respectively, to secure the Bank of America Loan. In addition, one of our current shareholders, or the Shareholder Guarantor, and collectively with Mr. and Mrs. Leonhardt and the Director Guarantors referred to herein as the Guarantors, provided collateral on the Closing Date valued at $2.2 million to secure the Bank of America Loan. Each of the Director Guarantor’s and the Shareholder Guarantor’s exposure under the Bank of America Loan is or was limited to the collateral it provided to Bank of America.

Under the terms of the Bank of America Loan, Bank of America is entitled to receive a semi-annual payment of interest and all outstanding principal and accrued interest by the maturity date. We and Bank of America have agreed with BlueCrest Capital that we will not individually make any payments due under the Bank of America Loan while our $5 million senior loan from BlueCrest Capital is outstanding. For our benefit, the Guarantors agreed to provide Bank of America in the aggregate up to $5.5 million of funds and/or securities to make these payments.

We have agreed to reimburse the Guarantors with interest at an annual rate of the prime rate plus 5.0% for any and all payments made by them under the Bank of America Loan as well as to pay them certain cash fees in connection with their provision of security for the Bank of America Loan. We have agreed to pay these amounts to the Guarantors upon our repayment in full of the BlueCrest Loan. In addition, we issued to each Guarantor warrants to purchase 3,250 shares, or the Subject Shares, of our common stock at an exercise price of $7.69 per share for each $100,000 of principal amount of the Bank of America Loan guaranteed by such Guarantor. The number of Subject Shares increased to 3,707 shares per $100,000 guaranteed on September 30, 2007. In the event that as of the first anniversary, second anniversary and third anniversary of the closing date of the Bank of America Loan, we have not reimbursed the Guarantors in full for payments made by them in connection with the Bank of America Loan or paid them cash fees owed to them, the number of Subject Shares per $100,000 guaranteed will increase to 4,634, 6,178 and 9,267 shares, respectively. The warrants have a ten-year term and are not exercisable until the date that is one year following the date the warrants were issued.

On the Closing Date:

•	In exchange for the $1.1 million limited personal guarantee, we issued to Mr. and Mrs. Leonhardt a warrant to purchase an aggregate of 35,745 Subject Shares (subject to adjustment as set forth above).

•	In exchange for a pledge of collateral valued at $1.5 million, we issued to Mr. Spencer a warrant to purchase an aggregate of 48,743 Subject Shares (subject to adjustment as set forth above).

•	In exchange for the pledge of collateral valued at $750,000, we issued to Dr. Murphy a warrant to purchase an aggregate of 24,372 Subject Shares (subject to adjustment as set forth above).

•	In exchange for the pledge of collateral valued at $2.2 million, we issued to the Shareholder Guarantor a warrant to purchase an aggregate of 71,490 Subject Shares (subject to adjustment as set forth above).

In September 2007, one of our directors, Dr. Samuel S. Ahn, and two of our current shareholders, Dan Marino and Jason Taylor, or, collectively with Dr. Ahn, the New Guarantors, agreed to provide collateral valued at $750,000, $600,000 and $500,000, respectively, to secure the Bank of America Loan. The collateral provided by the New Guarantors fully replaced the collateral originally provided by Mr. Spencer and partially replaced the collateral originally provided by Dr. Murphy. The collateral provided by Dr. Murphy now secures $400,000 of the Bank of America Loan. Our agreements with the New Guarantors are identical in all respects to our agreements with the original Guarantors as described above, except that the arrangements with the New Guarantors do not contain certain provisions included in the agreements with the original Guarantors, which have expired in accordance with their terms. In consideration for providing the collateral, we issued to the New Guarantors warrants to purchase 3,250 shares of our common stock, or the New Guarantor Subject Shares, at an exercise price of $7.69 per share for each $100,000 of principal amount of the Bank of America Loan guaranteed by such New Guarantor. The number of New Guarantor Subject Shares increased to 3,707 shares per $100,000 guaranteed on September 30, 2007. The New Guarantor Subject Shares are subject to further increase in the same amount and under the same conditions as the Subject Shares underlying the warrants issued to the original Guarantors. The warrants have a ten-year term and are not exercisable until the date that is one year following the date the warrants were issued.

We have agreed with Dr. Murphy to use our reasonable best efforts to secure an additional person willing to provide collateral to secure the Bank of America Loan in substitution of the $400,000 of collateral being provided by Dr. Murphy and, until Dr. Murphy’s obligations to Bank of America have been released or satisfied in full, use our reasonable best efforts to restructure, amend or renew the Bank of America Loan in an effort to extend the maturity date of the Bank of America Loan.

In October 2007, Mr. and Mrs. Leonhardt agreed to provide an additional $2.2 million limited personal guarantee of the Bank of America Loan and have pledged securities accounts with Bank of America to back-up this limited personal guarantee. The additional collateral provided by Mr. and Mrs. Leonhardt fully replaced the collateral originally provided by the Shareholder Guarantor. Mr. and Mrs. Leonhardt have now personally guaranteed an aggregate of $3.3 million of the Bank of America Loan. Our agreement with Mr. and Mrs. Leonhardt with respect to the additional collateral is substantially similar to our agreement with them in connection with the $1.1 million personal guarantee they originally provided in June 2007. In consideration for providing the collateral, we issued to Mr. and Mrs. Leonhardt a warrant to purchase 81,547 shares of our common stock at an exercise price of $7.69 per share. In the event that as of the first anniversary, second anniversary and third anniversary of the closing date of the Bank of America Loan, respectively, we have not reimbursed Mr. and Mrs. Leonhardt in full for payments made by them in connection with the Bank of America Loan, the number of shares subject to the warrant will increase to 101,934, 135,912 and 203,868, respectively. The warrant has a ten-year term and is not exercisable until the date that is one year following the date the warrant was issued.

In October 2007, we cancelled the warrant previously issued to the Shareholder Guarantor, which warrant included the adjustment provisions discussed above, and, in exchange, issued to it a warrant to purchase 101,934 shares of our common stock at an exercise price of $7.69 per share. This new warrant does not contain the adjustment provisions discussed above.

On the Closing Date, Mr. and Mrs. Leonhardt agreed with the Shareholder Guarantor to repay to the Shareholder Guarantor any amounts we may owe to the Shareholder Guarantor on the third anniversary of the Closing Date and, in exchange, assume the Shareholder Guarantor’s rights to be indemnified by us under the loan guarantee agreement. This agreement was terminated in October 2007 in connection with the replacement by Mr. and Mrs. Leonhardt of the collateral provided by the Shareholder Guarantor. As consideration for agreeing to assume this obligation, on the Closing Date, we issued to Mr. and Mrs. Leonhardt an additional warrant to purchase

35,745 shares, or the Put Shares, of our common stock at an exercise price of $7.69 per share. The number of Put Shares increased to 40,774 shares on September 30, 2007. In the event that as of the first anniversary, second anniversary and third anniversary of the closing date of the Bank of America Loan, we have not reimbursed the Shareholder Guarantor in full for payments made by them in connection with the Bank of America Loan or paid them in cash fees owed to them, the number of Put Shares will increase to 50,967, 67,956, and 101,934 shares, respectively. The warrant has a ten-year term and is not exercisable until the date that is one year following the date the warrant was issued.

Guarantees Provided By Mr. Leonhardt

In addition to the guarantee arrangement described above, from time to time, Mr. Leonhardt has, without compensation, personally guaranteed certain of our financial obligations. As of the date of this report, he is the guarantor of our obligations under the lease for our facilities in Sunrise, Florida. He is also the guarantor of our obligations under corporate credit cards issued by Bank of America. Mr. Leonhardt does not receive any compensation for providing these guarantee services.

Mr. Leonhardt has guaranteed Dr. Murphy, a director, the repayment of his initial $200,000 investment in the Company.

Purchase of Shares in Our Initial Public Offering

Mr. Leonhardt purchased 114,000 shares of our common stock in our initial public offering at the offering price of $5.25 per share.

Placement Fee

In connection with our private placement of 390,177 shares of our common stock in May 2007 pursuant to a subscription agreement executed prior to February 13, 2007, we paid to Ascent Capital Advisors, LLC, an affiliate of Ms. Farley, a fee of $150,000.

Research Fee

In August 2007, we also entered into a research agreement with Ascent Medical Product Development Centre, Inc., an affiliate of Ms. Farley, pursuant to which we agreed to pay an aggregate fee of $150,000 for the research services contracted for. We paid $75,000 of this fee in 2007 and the balance is expected to be paid in 2008.

REVIEW OF RELATED PARTY TRANSACTIONS

The Board of Directors has delegated to the Audit Committee the responsibility to review and approve all transactions or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $120,000 and a “Related Person” (as defined in Item 404 of Regulation S-K”) has a direct or indirect material interest. Transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2007, accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:

Bioheart, Inc.
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

OTHER BUSINESS

2009 Shareholder Proposals

Shareholders interested in submitting a proposal to be considered for inclusion in our Proxy Statement and form of Proxy for the 2009 Annual Meeting of Shareholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before Tuesday, December 30, 2008.

A shareholder of ours may wish to have a proposal presented at the 2009 Annual Meeting of Shareholders, but not to have the proposal included in our Proxy Statement and form of Proxy relating to that meeting.

Pursuant to our Bylaws, in most circumstances, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors or by a shareholder who otherwise has the right to submit the proposal and who has delivered written notice to us (containing certain information specified in the Amended and Restated Bylaws about the shareholder and the proposed action) no later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting, i.e., between March 18, 2009 and April 17, 2009.

Procedures for Nominating or Recommending for Nomination Candidates for Director

In order for a shareholder to nominate a candidate for director, our Amended and Restated Bylaws require such shareholder to provide us with timely notice of the nomination in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting, i.e., between March 18, 2009 and April 17, 2009. However, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than the first anniversary of the date of the preceding year’s annual meeting, to be timely, such notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The shareholder filing the notice of nomination must include:

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our capital stock which are owned beneficially and of record by such shareholder and such beneficial owner;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and or by proxy at the meeting to propose such business or nomination; and

•	a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

•	the name and age of the nominee and, if applicable, all positions and offices held by such person with the Company including the dates and terms of service;

•	a description of any family relationship between the nominee and any of our directors or executive officers;

•	a description of the business experience and principal occupations of the nominee for the past five years, including the name of the nominee’s principal employers and the dates of service;

•	a description of any relationship between any employer of the nominee during the past five years and the Company;

•	a list of all directorships held by the nominee;

•	a description of any legal proceedings involving the nominee or any entity for which the nominee served as an executive officer, including; without limitation, the filing of any petition under federal bankruptcy or state insolvency laws with respect to the nominee’s property or business or any entity for which the nominee served as an executive officer within the preceding two (2) years; the conviction of the nominee or naming of the nominee as the subject of a criminal proceeding and any order or similar decree enjoining the nominee from engaging in specified activities;

•	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business;

•	a brief description of the business desired to be brought before the meeting including the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the attention of Catherine Sulawske-Guck, Corporate Secretary, whose address is 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325. Any shareholder desiring a copy of our Amended and Restated Bylaws will be furnished one without charge upon written request to the Secretary. A copy of our Amended and Restated Bylaws is filed as an exhibit to our Registration Statement on Form S-1 filed on February 13, 2007, and is available at the SEC Internet website at www.sec.gov.

Other Matters

Management is not aware of any matters to be presented for action at the 2008 Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

June 24, 2008	By Order of the Board of Directors

/s/ Catherine Sulawske-Guck Catherine Sulawske-Guck Corporate Secretary

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
BIOHEART, INC.

(a Florida Corporation)

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), Bioheart, Inc. a Florida corporation (the ‘Corporation”), adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is BIOHEART, INC.

2. Article II of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety and replaced with the following:

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ARTICLE II

CAPITAL STOCK

The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 80,000,000 shares, consisting of (a) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the ‘Preferred Stock”) and (b) 75,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”). In the event that the Board of Directors of the Corporation determines, in accordance with Section 607.10025 of the Florida Business Corporation Act, to combine shares of any issued and outstanding class or series into a lesser number of shares of the same class or series, the number of authorized shares of such class or series shall be reduced by the same percentage by which the issued shares of such class or series were reduced as a result of the combination. Notwithstanding the foregoing, in the event that, following such combination, the number of authorized shares of the class or series so combined is not a multiple of 1,000,000, the Board of Directors may, in its sole discretion and without shareholder approval, reduce the number of authorized shares of such class or series to the nearest multiple of 500,000 or 1,000,000, in its sole discretion.

By way of illustration, if the Board of Directors determines to effect a 1-for-4 reverse stock split of the Common Stock, the number of authorized shares following the reverse stock split will equal 18,750,000; provided, however, that the Board may, in its discretion and without shareholder approval, reduce the number of authorized shares of Common Stock to 18,000,000 shares or 18,500,000 shares, in its sole discretion.

A statement of the powers, preferences and rights, and the qualifications, limitations or residents thereof; in respect of each class of stock of the Corporation, is as follows:

A. Preferred Stock

(1) General. The Preferred Stock may be issued from time to time in one or more classes or series, the share of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

(2) Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance of any such Preferred Stock and with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

(b) the number of shares to constitute the class or series and the designations thereof;

(c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d) whether or not the share of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f) the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preferences to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) such other rights or limitations with respect to any class or series as the Board of Directors may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series, authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued and undesignated shares of the Preferred Stock.

B. Common Stock

(1) General. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.

(2) Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.

(3) Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act.

(4) Other. The Common Stock and holders thereof shall have all such other powers and rights as provided by law.

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3. The Amendments hereby made to the Articles of Incorporation were approved by a unanimous written consent executed by the Board of Directors of the Corporation as of                          , 2008 and duly adopted at a meeting of the shareholders of the Corporation held on July 30, 2008. The number of votes cast was sufficient for approval of the Articles of Amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of BIOHEART, INC. this            day of July, 2008.

BIOHEART, INC.

By:
William M. Pinon
President & Chief Executive Officer

BIOHEART, INC.

OMNIBUS EQUITY COMPENSATION PLAN

ARTICLE I

GENERAL PROVISIONS

1.1 The Plan is designed for the benefit of the directors, executives and key employees of the Company (i) to attract and retain for the Company personnel of exceptional ability; (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation.

1.2 Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; (viii) Other Stock-Based Awards; and (ix) other forms of equity-based compensation as may be provided and are permissible under this Plan and the law.

1.3 The Plan shall be on May [  ], 2008 (the “Effective Date”), subject to the approval of the Plan by a majority of the votes cast by the holders of the Company’s Common Stock, which may be voted at the next annual or special shareholder’s meeting. Any Awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant) but shall be conditioned on, and subject to, the approval of the Plan by the Company’s shareholders.

ARTICLE II

DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 “Acceleration Event” means the occurrence of an event defined in Article XIII of the Plan.

2.2 “Act” means the Securities Exchange Act of 1934, as amended.

2.3 “Agreement” means the written agreement evidencing each Award granted to a Participant under the Plan.

2.4 “Award” means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, a Stock Option, Stock Right, Restricted or Deferred Stock, Stock Award, Performance Share, Other Stock-Based Award, or any combination of the foregoing.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” shall have the meaning set forth in Section 13.2 of the Plan.

2.7 “Change in Control Price” shall have the meaning set forth in Section 13.7 of the Plan.

2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Committee” means the Compensation Committee of the Board.

2.10 “Company” means Bioheart, Inc., a Florida corporation.

2.11 “Deferral Period” means the period commencing on the date an Award of Deferred Stock is granted and ending on such date as the Committee shall determine.

2.12 “Deferred Stock” means the stock awarded under Article IX of the Plan.

2.13 “Disability” means disability as determined under procedures established by the Committee or in any Award.

2.14 “Discount Stock Options” means the Nonqualified Stock Options, which provide for an exercise price of less than the Fair Market Value of the Stock at the date of the Award.

2.15 “Early Retirement” means retirement from active employment with the Company, with the express consent of the Committee, pursuant to the early retirement provisions established by the Committee or in any Award.

2.16 “Effective Date” shall have the meaning set forth in Section 1.3 of the Plan.

2.17 “Elective Deferral Period” shall have the meaning set forth in Section 9.3 of the Plan.

2.18 “Eligible Participant” means any director, executive or key employee of the Company, as shall be determined by the Committee, as well as any other person whose participation the Committee determines is in the best interest of the Company, subject to limitations as may be provided by the Code, the Act or the Committee. For purposes of Article IV and Incentive Stock Options that may be granted hereunder, the term “Eligible Participant” shall be limited to an executive or other key employee meeting the qualifications for receipt of an Incentive Stock Option under the provisions of Section 422 of the Code.

2.19 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.20 “Fair Market Value” means, with respect to any given day, the closing price of the Stock reported on the Nasdaq Global Market tier of The Nasdaq Stock Market for such day, or if the Stock was not traded on the Nasdaq Global Market tier of The Nasdaq Stock Market on such day, then on the next day on which the Stock was traded, all as reported by such source as the Committee may select. The Committee may establish an alternative method of determining Fair Market Value. Notwithstanding the foregoing, the Committee shall, to the extent Section 409A of the Code applies, use a valuation method that satisfies Section 409A and any regulations thereunder.

2.21 “Incentive Stock Option” means a Stock Option granted under Article IV of the Plan, and as defined in Section 422 of the Code.

2.22 “Limited Stock Appreciation Rights” means a Stock Right which is exercisable only in the event of a Change in Control, as described in Section 6.8 of this Plan, which provides for an amount payable solely in cash, equal to the excess of the Stock Appreciation Right Fair Market Value of a share of Stock on the day the Stock Right is surrendered over the price at which a Participant could exercise a related Stock Option to purchase the share of Stock.

2.23 “Nonqualified Stock Option” means a Stock Option granted under Article V of the Plan.

2.24 “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after age 65, or pursuant to such other requirements as may be established by the Committee or in any Award.

2.25 “Option Grant Date” means, as to any Stock Option, the latest of:

(a) the date on which the Committee grants the Stock Option to the Participant;

(b) the date the Participant receiving the Stock Option becomes an employee of the Company or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

(c) such other date (other than the dates described in (i) and (ii) above) as the Committee may designate.

2.26 “Other Stock-Based Award” means an Award under Article XII of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Stock.

2.27 “Participant” means an Eligible Participant to whom an Award of equity-based compensation has been granted and who has entered into an Agreement evidencing the Award.

2.28 “Performance Share” means an Award under Article XI of the Plan of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Stock, or any combination thereof, upon achievement of such Performance Objectives during the Performance Period as the Committee shall establish at the time of such Award or thereafter.

2.29 “Performance Objectives” shall have the meaning set forth in Article XI of the Plan.

2.30 “Performance Period” shall have the meaning set forth in Article XI of the Plan.

2.31 “Plan” means the Bioheart, Inc. Omnibus Equity Compensation Plan, as amended from time to time.

2.32 “Related Stock Appreciation Right” shall have the meaning set forth in Section 6.1 of the Plan.

2.33 “Restricted Stock” means an Award of Stock under Article VIII of the Plan, which Stock is issued with the restriction that the holder may not sell, transfer, pledge, or assign such Stock and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34 “Restriction Period” means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

2.35 “Retirement” means Normal or Early Retirement.

2.36 “Stock” means shares of common stock par value $.001 per share of the Company, as may be adjusted pursuant to the provisions of Section 3.10.

2.37 “Stock Appreciation Right” means a Stock Right, as described in Article VI of this Plan, which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Right is exercised over the price at which the Participant could exercise a related Stock Option to purchase the share of Stock; provided that, such price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

2.38 “Stock Appreciation Right Fair Market Value” means a value established by the Committee for the exercise of a Stock Appreciation Right or a Limited Stock Appreciation Right.

2.39 “Stock Award” means an Award of Stock granted in payment of compensation, as provided in Article X of the Plan.

2.40 “Stock Option” means an Award under Article IV or V of the Plan of an option to purchase Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.41 “Stock Right” means an Award under Article VI of the Plan. A Stock Right may be either a Stock Appreciation Right or a Limited Stock Appreciation Right.

2.42 “Termination of Employment” means the discontinuance of employment of a Participant with the Company. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Awards that during the limited period of exercisability following Termination of Employment, the Award may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Award would have become exercisable had the Termination of Employment not occurred. Notwithstanding the foregoing, Termination of Employment shall, for purposes of any payment under an Award to which Section 409A of Code applies, have the same meaning as “separation from service” under Section 409A (and any regulations thereunder).

ARTICLE III

ADMINISTRATION

3.1 This Plan shall be administered by the Committee. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee or Board during which action is taken with respect to the granting of an Award to such member. The Committee, in its discretion, may delegate to one or more of its members such of its powers, as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law. The Board, in its discretion, may require that all or any final actions or determinations by the Committee be made by or be subject to approval or ratification by the Board before becoming effective. To the extent all or any decisions, actions, or determinations relating to the administration of the Plan are made by the Board, the Board shall have all power and authority granted to the Committee in this Article and otherwise in this Plan, and for these purposes, all references to the “Committee” herein shall be deemed to include the Board.

3.2 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Stock Options, Stock Rights, shares of Stock or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

3.3 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

3.4 Without limiting the foregoing Sections 3.1, 3.2 and 3.3, and notwithstanding any other provisions of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Award in the event of an Acceleration Event as defined in Article XIII. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Award and the Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3.4 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the Award Agreement, or by taking action with respect to individual Participants.

3.5 The aggregate number of shares of Stock, which are reserved for issuance under the Plan, shall be [     ] ([      ]). The aggregate number of shares of stock reserved for issuance under the plan shall be adjusted in accordance with Section 3.10.

(a) If, for any reason, any shares of Stock or Performance Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, Stock Right or Performance Share, or any other termination of an Award without payment being made in the form of Stock (whether or not Restricted Stock), such shares of Stock or Performance Shares shall not be charged against the aggregate number of shares of Stock available for Award under the Plan, and shall again be available for Award under the Plan.

(b) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Stock subject to an Award.

(c) To the extent a Stock Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock (whether or not Restricted Stock), the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to an Award under the Plan, and shall again be available for Award under the Plan.

3.6 Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to and incorporate (by reference or otherwise) the applicable terms and conditions of the Plan, and any other terms and conditions (not inconsistent with the Plan) required by the Committee.

3.7 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

(a) the listing of such shares on any stock exchange on which the Stock may then be listed; and

(b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.8 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.9 Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

3.10 If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Company or its Subsidiaries or sale or other disposition by the Company or its Subsidiaries of all or a portion of its assets, any other change in the Company’s or its Subsidiaries’ corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other Company; or new, different or additional shares or other securities of the Company or of any other Company being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

(a) the limitation of the aggregate number of shares of Stock that may be awarded as set forth in Sections 3.5, 3.15, and 4.1(e) (to the extent permitted under Section 422 of the Code) of the Plan;

(b) the number of shares and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(c) the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Rights; and

(d) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of (i) each Incentive Stock Option shall be made so that such Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code and (ii) any Award that is subject to Section 409A of the Code shall comply with Section 409A and any regulations thereunder.

3.11 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Any payments required under this Section 3.11 that are subject to Section 409A of the Code shall be made by the end of year following the year in which the expenses and liabilities were incurred.

3.12 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer.

3.13 The Committee shall be authorized to make adjustments in a performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect or comply with applicable law. In the event the Company (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another Company or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

3.14 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if (a) the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee; or (b) is terminated for cause as determined by the Committee.

3.15 Subject to the limitations of Section 3.5, the maximum number of shares of Stock with respect to which an Award or Awards of Stock Options and/or Stock Rights under the Plan may be granted during any calendar year to any participant shall be five hundred thousand (500,000) shares.

ARTICLE IV

INCENTIVE STOCK OPTIONS

4.1 Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded. Incentive Stock Options shall be granted only to Eligible Participants, each of whom may be granted one or more such Incentive Stock Options at such time or times determined by the Committee following the Effective Date until the ten (10) year anniversary of the Effective Date, subject to the following conditions:

(a) The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the Option Grant Date.

(b) The Incentive Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within ten (10) years from the Option Grant Date, or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and related Stock Right shall lapse and cease to be exercisable upon, or within such period following, a Termination of Employment as shall have been determined by the Committee and as specified in the Incentive Stock Option Award Agreement or its related Stock Right Award Agreement; provided, however, that such period following a Termination of Employment shall not exceed three (3) months unless employment shall have terminated:

(i) as a result of death or Disability, in which event, such period shall not exceed one year after the date of death or Disability; and

(ii) as a result of death, if death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Right was still exercisable, in which event, such period shall not exceed one year after the date of death;

provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option or any related Stock Right.

(c) The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by any Eligible Participant shall not exceed one hundred thousand dollars ($100,000); provided, however, to the extent permitted under Section 422 of the Code:

(i) if a Participant’s employment is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

(ii) if the exercise of an Incentive Stock Option is accelerated by reason of an Acceleration Event, any portion of such Award that is not exercisable as an Incentive Stock Option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

Notwithstanding the foregoing, no Stock Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as such and the Company shall honor any such stock Option as a Nonqualified Stock Option.

(d) Incentive Stock Options shall be granted only to an Eligible Participant who, at the time of the Option Grant Date, does not own Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option Grant Date the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option Grant Date.

(e) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

4.2 The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

4.3 If the Incentive Stock Option Award Agreement so provides, the Committee may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE V

NONQUALIFIED STOCK OPTIONS

5.1 One or more Stock Options may be granted as Nonqualified Stock Options to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article V.

5.2 The Nonqualified Stock Option price per share of Stock shall be established in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Option Grant Date.

5.3 The Nonqualified Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, that, in any event, the Nonqualified Stock Option and the related Stock Right shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Nonqualified Stock Option Award Agreement or Stock Right Award Agreement; provided, however, that such period following Termination of Employment shall not exceed three (3) months unless employment shall have terminated:

(a) as a result of Retirement or Disability, in which event, such period shall not exceed one year after the date of Retirement or Disability, or within such longer period as the Committee may specify; and

(b) as a result of death, or if death shall have occurred following a Termination of Employment and while the Nonqualified Stock Option or Stock Right was still exercisable, in which event, such period may exceed one year after the date of death, as provided by the Committee or in the Award Agreement.

5.4 The Nonqualified Stock Option Award Agreement may include any other terms and conditions not inconsistent with this Article V or with Article VII, as determined by the Committee.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Incentive Stock Option or a Nonqualified Stock Option granted under Article IV or Article V of this Plan (a “Related Stock Appreciation Right”), or may be granted independent of any related Incentive or Nonqualified Stock Option.

6.2 A Related Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option (or a portion thereof) and to receive in exchange therefor a payment in cash or shares of Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

6.3 Each Related Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, if any, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of a Related Stock Appreciation Right related to an Incentive Stock Option must be concurrent with the grant of the Incentive Stock Option. With respect to Nonqualified Stock Options, the grant of a Related Stock Appreciation Right either may be concurrent with the grant of the Nonqualified Stock Option, or (to the extent consistent with the exemption for stock appreciation rights under the Section 409A regulations) subsequent to the grant of the Nonqualified Stock Option, in connection with a Nonqualified Stock Option previously granted under Article V, which is unexercised and has not terminated or lapsed.

6.4 The Committee shall have the sole discretion to determine, in each case whether the payment with respect to the exercise of a Stock Appreciation Right shall be made in the form of all cash, all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise of the Stock Appreciation Right. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

6.5 The Committee shall have sole discretion as to the timing of any payment made in cash, Stock, or a combination thereof upon exercise of a Stock Appreciation Right. Payment may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), be made in a lump sum, in annual installments or may be otherwise deferred and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.6 Upon the exercise of a Related Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

6.7 The Committee, in its sole discretion, may, to the extent consistent with the exemption for stock appreciation rights under the Section 409A regulations, also provide that, in the event of a Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

6.8 In its sole discretion, the Committee may grant Limited Stock Appreciation Rights under this Article VI. Limited Stock Appreciation Rights shall become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee, in its sole discretion, may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash. A Limited Stock Appreciation Right shall entitle the holder of the related Stock Option to surrender such Stock Option, or any portion thereof, to the extent unexercised, in respect of the number of shares of Stock as to which such Limited Stock Appreciation Right is exercised, and to receive a cash payment equal to the difference between (a) the Stock Appreciation Right Fair Market Value (at the date of surrender) of a share of Stock for which the surrendered Stock Option or portion thereof is then exercisable, and (b) the price at which a Participant could exercise a related Stock Option to purchase the share of Stock. Such Stock Option shall, to the extent so surrendered, thereupon cease to be exercisable. A Limited Stock Appreciation Right shall be subject to such further terms and conditions as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII

INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS

7.1 Each Stock Option and Stock Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option or Stock Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

7.2 An Incentive Stock Option and its related Stock Right, if any, shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative. A Nonqualified Stock Option and its related Stock Right, if any, shall be subject to the transferability and exercisability restrictions of the immediately preceding sentence unless otherwise determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement.

7.3 Shares of Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock (or other evidence of ownership of Stock satisfactory to the Company) with a Fair Market Value equal to the exercise price of the Stock Option as payment.

7.4 No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options. To the extent consistent with the exemption for stock options under the Section 409A regulations (if applicable), the Committee may provide, however, that a Participant to whom a Stock Option has been granted which is exercisable in whole or in part at a future time shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Stock Option or the related Stock Right. Such amounts (herein called “dividend equivalents”) may, in the discretion of the Committee, be:

(a) paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Stock Option if it shall not have been fully exercised; or

(b) converted into contingently credited shares of Stock (with respect to which dividend equivalents may accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee. Such Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.5.

7.5 The Committee may, in its sole discretion consistent with Section 409A of the Code (and any regulations thereunder), authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

7.6 In the event of death or Disability, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the exercise price of the Option in consideration of the surrender of the Stock Option.

7.7 If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum Federal and State income and employment tax liability arising from the Stock Option exercise transaction.

7.8 The Committee may, to the extent consistent with the exemption for stock options under the Section 409A regulations (if applicable), permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of Awards under the Plan.

ARTICLE VIII

RESTRICTED STOCK

8.1 Restricted Stock Awards may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Restricted Stock may be made either alone, in addition to or in conjunction with other Awards granted under the Plan and/or cash payments made outside of the Plan.

8.2 With respect to Awards of Restricted Stock, the Committee shall:

(a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

(b) determine the length of the Restriction Period;

(c) determine any restrictions applicable to the Restricted Stock such as service or performance, other than those set forth in this Article VIII;

(d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

(e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or withheld by the Company for the account of the Participant.

8.3 Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such other period as the Committee may specify) after the date of the Award of Restricted Stock, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required.

The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless such recipient has executed a Restricted Stock Award Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

8.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Award Agreement, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

8.5 Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8.6 To the extent not otherwise provided in a Restricted Stock Award Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee, if it finds that a waiver would be appropriate, may elect to waive any or all remaining restrictions with respect to such Participant’s Restricted Stock.

8.7 In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant’s Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

8.8 The certificates representing shares of Restricted Stock may either:

(a) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock; and/or

(b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

8.9 Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights, and the right to receive any dividends; provided, however, the Committee may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be withheld by the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

8.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

8.11 In order to better ensure that Award grants actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee consistent (where applicable) with Section 409A of the Code (and any regulations thereunder).

ARTICLE IX

DEFERRED STOCK

9.1 Shares of Deferred Stock (together with cash dividend equivalents, if so determined by the Committee) may be issued either alone or in addition to other Awards granted under the Plan in the discretion of the Committee. The Committee shall determine the individuals to whom, and the time or times at which, such Awards will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of a Deferred Stock Award, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The Committee may condition Awards of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine. Any such Award that is subject to Section 409A of the Code shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).

9.2 Deferred Stock Awards shall be subject to the following terms and conditions:

(a) Subject to the provisions of this Plan and the applicable Deferred Stock Award Agreement, Deferred Stock Awards may not be sold, transferred, pledged, assigned or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period defined in Section 9.3), share certificates shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock Award. Notwithstanding the foregoing, based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee, at or after the date of the grant, may accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such Deferred Stock Award.

(b) Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares of Stock covered by a Deferred Stock Award if such shares of Stock had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying Deferred Stock Award.

(c) Except to the extent otherwise provided in this Plan or in the applicable Deferred Stock Award Agreement, upon Termination of Employment during the Deferral Period for a given Award, the Deferred Stock covered by such Award shall be forfeited by the Participant; provided, however, the Committee may provide for accelerated vesting in the event of Termination of Employment due to death, Disability or Retirement, or in the event of hardship or other special circumstances as the Committee deems appropriate.

(d) The Committee may require that a designated percentage of the total Fair Market Value of the shares of Deferred Stock held by one or more Participants be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the federal and state income and employment tax withholding obligations that arise at the time the Deferred Stock becomes free of all restrictions; provided, that for any Award of Deferred Shares subject to Section 409A of the Code, any such offset or payment may only be made to the extent permitted under Section 409A (or any regulations thereunder). The designated percentage shall be equal to the income and employment tax withholding rate in effect at the time under federal and applicable state laws.

(e) The Committee may provide one or more Participants subject to the mandatory cash payment with an election to receive an additional percentage of the total value of the Deferred Stock in the form of a cash payment in lieu of the issuance of Deferred Stock. The additional percentage shall not exceed the difference between fifty percent (50%) and the designated percentage cash payment.

(f) The Committee may impose such further terms and conditions on partial cash payments with respect to Deferred Stock as it deems appropriate.

9.3 A Participant may elect to further defer receipt of Deferred Stock for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee consistent with Section 409A of the Code. Such election must be made at such time as may be permitted under Section 409A (and any regulations thereunder). The deferral of any Award under this

Section 9.3 shall comply and be administered consistent with Section 409A. Notwithstanding anything herein to the contrary, in no event will any deferral of any Award be allowed if the Committee determines that the deferral would result in a violation of the requirements of Section 409A for deferral elections and/or the timing of payments. Any deferral election may be reformed by the Committee to the extent necessary or appropriate to comply with the requirements of Section 409A.

9.4 Each Award shall be confirmed by, and subject to the terms of, a Deferred Stock Award Agreement.

9.5 In order to better ensure that the Award actually reflects the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion consistent with Section 409A of the Code (where applicable), for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE X

STOCK AWARDS

10.1 A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including, without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

10.2 For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

10.3 Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or (to the extent consistent with Section 409A of the Code and any regulations thereunder) at any time subsequent thereto or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock (as adjusted under Section 3.10) if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted. Any issuance payable in shares of Stock under the terms of a Stock Award, at the discretion of the Committee, may be paid in cash on each date on which delivery of shares of Stock would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares of Stock which would otherwise have been delivered.

10.4 A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Award Agreement in such form as the Committee shall determine.

ARTICLE XI

PERFORMANCE SHARES

11.1 Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

11.2 With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:

(a) determine and designate from time to time those Participants to whom Awards of Performance Shares are to be made;

(b) determine the performance period (the “Performance Period”) and/or performance objectives (the “Performance Objectives”) applicable to such Awards;

(c) determine the form of settlement of a Performance Share; and

(d) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.15.

11.3 Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

11.4 The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. Performance Objectives shall include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) operating income; (b) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (c) earnings; (d) cash flow; (e) market share; (f) sales or revenue; (g) expenses; (h) profit/loss or profit margin; (i) working capital; (j) return on equity or capital; (k) earnings per share; (l) stock price; (m) price/earnings ratio; (n) debt or debt-to-equity; (o) balance sheet measurements; (p) cash or assets; (q) liquidity; (r) economic value added (“EVA”); (s) operations; (t) mergers and acquisitions or divestitures; (y) development status of product candidates; and (z) status of clinical trials. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

11.5 The Committee shall determine for each Participant the number of Performance Shares which shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part.

11.6 If a Participant terminates service with the Company during a Performance Period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Company; provided, however, the Committee may, in its sole discretion, provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with the Company during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

11.7 Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant Performance Period.

11.8 The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Award Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

ARTICLE XII

OTHER STOCK-BASED AWARDS

12.1 Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Rights, Restricted Stock, Deferred Stock or Stock Awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified Performance Period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

12.2 Other Stock-Based Awards made pursuant to this Article XII shall be subject to the following terms and conditions:

(a) Subject to the provisions of this Plan and the Award Agreement, shares of Stock subject to Awards made under this Article XII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Award under this Article XII shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(c) Any Award under this Article XII and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Upon the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an Award under this Article XII.

(e) Each Award under this Article XII shall be confirmed by, and subject to the terms of, an Award Agreement.

(f) Stock (including securities convertible into Stock) issued on a bonus basis under this Article XII may be issued for no cash consideration.

(g) Any such Award that is subject to Section 409A of the Code shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).

12.3 Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:

(a) The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

(b) Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the Award Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof; provided, that if such Award is subject to Section 409A of the Code, it shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).

(c) The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.

ARTICLE XIII

ACCELERATION EVENTS

13.1 For the purposes of the Plan, an Acceleration Event shall occur in the event of a “Change in Control”.

13.2 A “Change in Control” shall be deemed to have occurred if:

(a) Any “Person” as defined in Section 3(a)(9) of the Act, including a “group” (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company and (including any trustee of such plan acting as trustee) who:

(i) makes a tender or exchange offer for any shares of the Company’s Stock (as defined below) pursuant to which any shares of the Company’s Stock are purchased (an “Offer”); or

(ii) together with its “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Act) becomes the “Beneficial Owner” (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Company’s Stock (an “Acquisition”);

(b) The shareholders of the Company approve a definitive agreement or plan (i) to merge or consolidate the Company with or into another Company and (x) the Company shall not be the surviving corporation or (y) the Company shall be the surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (ii) to sell or otherwise dispose of 50% or more of its assets, or (iii) to liquidate the Company;

(c) The Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person; or

(d) When, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, the individuals who, prior to such transaction, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof.

13.3 Upon the occurrence of an Acceleration Event, the Committee may, in its discretion, declare that all then outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid as soon as practicable as follows:

(a) all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to result in payment of one hundred percent (100%) of the Performance Shares covered by the Award; and

(b) the applicable Performance Period shall be deemed to have ended on the date of the Acceleration Event;

(c) the payment to the Participant shall be the amount determined either by the Committee, in its sole discretion, or in the manner stated in the Award Agreement. This amount shall then be multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to the date of the Acceleration Event, and the denominator of which is the total number of months in the original Performance Period; and

(d) upon the making of any such payment, the Award Agreement as to which it relates shall be deemed canceled and of no further force and effect.

13.4 Upon the occurrence of an Acceleration Event, the Committee, in its discretion, may declare that 50% of all then outstanding Stock Options not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part. Notwithstanding the foregoing sentence, the percentage of outstanding Stock Options which may become immediately exercisable and fully vested upon the Acceleration Event may, in the Committee’s discretion, be higher or lower than 50%.

13.5 Upon the occurrence of an Acceleration Event, the Committee, in its discretion, may declare the restrictions applicable to Awards of Restricted Stock, Deferred Stock or Other Stock- Based Awards to have lapsed, in which case the Company shall remove all restrictive legends and stop-transfer orders applicable to the certificates for such shares of Stock, and deliver such certificates to the Participants in whose names they are registered.

13.6 The value of all outstanding Stock Option, Stock Rights, Restricted Stock, Deferred Stock, Performance Shares, Stock Awards and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the “Change in Control Price,” as defined in Section 13.7 as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

13.7 For purposes of Section 13.7, “Change in Control Price” means the highest price per share of Stock paid in any transaction reported on the Nasdaq Global Market tier of The Nasdaq Stock Market, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights (or Limited Stock Appreciation Rights) relating to such Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Participant exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights). Notwithstanding the foregoing, Fair Market Value on the date of exercise shall be used for any Award, the use of any other value for which would result in the imposition of income taxes and penalties under Section 409A of the Code.

13.8 Notwithstanding the foregoing, the time for payment of any Award subject to Section 409A of the Code shall not be accelerated or otherwise changed under this Article to the extent such acceleration or other change would be contrary to the payment timing or other rules under Section 409A (or any regulations thereunder).

ARTICLE XIV

AMENDMENT AND TERMINATION

14.1 The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time, may amend or terminate the Plan as may be necessary or desirable to implement or discontinue this Plan or any provision thereof. No amendment, without approval by the Company’s shareholders, shall:

(a) alter the group of persons eligible to participate in the Plan;

(b) except as provided in Sections 3.5 and 3.10, increase the maximum number of shares of Stock or Stock Options or Stock Rights which are available for Awards under the Plan or increase the maximum number of shares with respect to which Stock Options or Stock Rights may be granted to any employee under the Plan;

(c) extend the period during which Incentive Stock Option Awards may be granted beyond May [  ], 2008;

(d) limit or restrict the powers of the Board and the Committee with respect to the administration of this Plan; or

(e) change any of the provisions of this Article XIV.

14.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award theretofore granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:

(a) annul any Award if the Participant competes against the Company or any Subsidiary or is terminated for cause as determined by the Committee;

(b) provide for the forfeiture of shares of Stock or other gain under an Award as determined by the Committee for competing against the Company or any Subsidiary; and

(c) convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

14.3 If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article XIII.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.1 Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company (or to serve as a director thereof) or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or its Subsidiaries for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

15.2 The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, any Stock Right or the exercise thereof, or in connection with any other type of equity- based compensation provided hereunder or the exercise thereof, including, but not limited to, the withholding of payment of all or any portion of such Award or (to the extent consistent with Section 409A of the Code) another Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or (to the extent consistent with Section 409A) another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or (to the extent consistent with Section 409A) selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold.

15.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16(b) of the Act.

15.4 The terms of the Plan shall be binding upon the Company, its Subsidiaries, and their successors and assigns.

15.5 Neither a Stock Option, Stock Right, nor any other type of equity-based compensation provided for hereunder, shall be transferable except as provided for herein. If any Participant makes such a transfer in violation hereof, any obligation of the Company shall forthwith terminate.

15.6 This Plan and all actions taken hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by ERISA.

15.7 The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

15.8 Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

15.9 If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

15.10 All Awards shall, to extent applicable, comply and be administered in accordance with the rules and requirements of Section 409A of the Code. Notwithstanding any other provision of the Plan, the Committee may take such actions as it deems necessary or appropriate to ensure that any Award comply with or be exempt from Section 409A and may interpret this Plan in any manner necessary to ensure that Awards comply with or are exempt from Section 409A. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement. The Committee may also unilaterally reform any Agreement to the extent necessary to comply with Section 409A.

15.11 In the event that a Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any payment required under this Plan that is subject to Section 409A and is payable upon Termination of Employment, shall not be made or begin until the expiration of the 6-month period following the Participant’s Termination of Employment.

BIOHEART, INC.

By:
Authorized Officer
ATTEST:
(Corporate Seal)
Secretary

As a shareholder of Bioheart, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically through the Internet must be received by 7:00 p.m., Eastern Time, on July 29, 2008.

Vote Your Proxy on the Internet:
Go to www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY THROUGH THE INTERNET
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

Please mark your votes like this	☒

1.	Election of Directors — NOMINEES:
(01) William M. Pinon
(02) Howard J. Leonhardt
(03) Samuel S. Ahn, M.D., MBA
(04) Bruce C. Carson
(05) Peggy A. Farley
(06) David J. Gury
(07) William P. Murphy, Jr., M.D.
(08) Richard T. Spencer III
(09) Mike Tomas

FOR all	WITHHOLD AUTHORITY
Nominees listed	to vote (except as marked to
to the left	the contrary for all nominees
listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the common stock of the Company from 50,000,000 shares to 75,000,000 shares;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	To consider and vote upon a proposal to establish the Bioheart Omnibus Equity Compensation Plan; and	☐	☐	☐

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date	, 2008.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
PROXY
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned appoints William M. Pinon as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Bioheart, Inc., held of record by the undersigned at the close of business on June 6, 2008 at the Annual Meeting of Shareholders of Bioheart, Inc., to be held on July 30, 2008 or at any adjournment thereof.
     The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1, 2, 3 and 4 on the reverse side. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director; FOR the approval and ratification of the Company’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm; FOR the amendment of the Articles of Incorporation; and FOR the establishment of the Bioheart Omnibus Equity Compensation Plan.
(Continued, and to be marked, dated and signed, on the other side)